As filed with the Securities and Exchange Commission on December 3, 2009
No. 333-162612
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	4499	76-0526032
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10111 Richmond Avenue, Suite 340,
Houston, Texas 77042
(713) 963-9522
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Quintin V. Kneen
Vice President and Chief Financial Officer
10111 Richmond Avenue, Suite 340,
Houston, Texas 77042
(713) 963-9522
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Alyssa K. Caples, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

and

W. Garney Griggs, Esq.
Strasburger & Price, LLP
1401 McKinney, Suite 2200
Houston, Texas 77010-4035
(713) 951-5600

Approximate date of commencement of proposed sale to the public:  Upon consummation of the Reorganization described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price Per Unit	Offering Price	Fee
Class A common stock, par value $0.01 per share	27,327,711(1)	(2)	$915,870,043.62(3)	$51,105.55(4)
Class B common stock, par value $0.01 per share, issuable upon conversion of Class A common stock(5)	27,327,711	N/A	N/A	N/A(6)

(1)	Based upon an estimate of the maximum number of shares of Class A common stock, par value $0.01 per share, of New GulfMark Offshore, Inc. into which shares of common stock, par value $0.01 per share, of GulfMark Offshore, Inc. will be converted pursuant to the Reorganization described herein. This number includes 25,839,873 shares which were included in the Registration Statement on Form S-4 filed by New GulfMark Offshore, Inc. on October 21, 2009 and an additional 1,487,838 shares, which were unintentionally omitted.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, using (i) with respect to the 25,839,873 shares included in the Registration Statement on Form S-4 filed by New GulfMark Offshore, Inc. on October 21, 2009, a price of $33.89 per share, which was based on the average of the high and low prices for GulfMark Offshore, Inc.’s common stock on October 14, 2009 as reported on the New York Stock Exchange and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, as amended and (ii) with respect to the 1,487,838 additional shares included herein, a price of $26.99 per share, which was based on the average of the high and low prices for GulfMark Offshore, Inc.’s common stock on November 30, 2009 as reported on the New York Stock Exchange.

(3)	This amount includes a proposed maximum aggregate offering price of $875,713,296 with respect to the 25,839,873 shares included in the Registration Statement on Form S-4 filed by New GulfMark Offshore, Inc. on October 21, 2009 and a proposed maximum aggregate offering price of $40,156,747.62 with respect to the 1,487,838 additional shares included herein.

(4)	This amount includes a registration fee of $48,864.80 with respect to the 25,839,873 shares included in the Registration Statement on Form S-4 filed by New GulfMark Offshore, Inc. on October 21, 2009 and a registration fee of $2,240.75 with respect to the 1,487,838 additional shares included herein.

(5)	Shares of New GulfMark Class B common stock will not be issued in the Reorganization (as described herein). Shares of New GulfMark Class B common stock will initially only be issued upon the conversion of the shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock on a one-for-one basis on the determination of the New GulfMark Board of Directors (as described herein).

(6)	Pursuant to Rule 457(i) under the Securities Act, as amended, the fee in respect of these securities is included in the calculation with respect to the shares of New GulfMark Class A common stock as described more fully in footnote (4).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2009

GULFMARK OFFSHORE, INC.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042

Dear GulfMark Stockholder:

I cordially invite you to the Special Meeting of Stockholders of GulfMark Offshore, Inc., to be held on [          ], at our corporate headquarters, located at 10111 Richmond Avenue, Suite 340, Houston, Texas 77042 at 9:00 a.m. central standard time.

At the Special Meeting, you will be asked to (i) adopt the Reorganization Agreement (as defined below) and thereby approve the Reorganization (as defined below), which is intended to help preserve the long-term value to our company of remaining eligible to register certain of our vessels in the United States under the applicable U.S. maritime and vessel documentation laws and to transport merchandise and passengers for hire in U.S. territorial waters, otherwise known as “Coastwise Trade”, (ii) approve, in the event the Reorganization Agreement is adopted, the authorization in the New GulfMark certificate of incorporation of 60 million shares of each class of New GulfMark common stock, (iii) approve, in the event the Reorganization Agreement is not adopted or is terminated, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares and (iv) approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

As you may recall, since July 1, 2008, we have added 28 U.S. flagged vessels, principally as a result of the acquisition of Rigdon Marine Corporation and Rigdon Marine Holdings, LLC, that engage in the transportation of materials and supplies to and from offshore platforms and drilling rigs mainly in the Gulf of Mexico, much of which is in U.S. territorial waters. Under the U.S. maritime and vessel documentation laws applicable to our company, sometimes referred to herein as the Jones Act, only those vessels that are owned and managed by U.S. citizens (as determined by those laws) and are built in and registered under the laws of the United States are allowed to engage in Coastwise Trade. The Reorganization is designed to prevent certain situations from occurring that could jeopardize our eligibility as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws and, therefore, our ability to engage in Coastwise Trade.

To summarize, we have formed a new subsidiary, New GulfMark Offshore, Inc. (“New GulfMark”). Under the terms of an agreement and plan of reorganization (the “Reorganization Agreement”), we would complete a merger between ourselves and New GulfMark, pursuant to which we would be merged with and into New GulfMark, with New GulfMark as the surviving entity (the “Reorganization”). In the Reorganization, each share of your existing GulfMark common stock would be automatically converted into one share of New GulfMark Class A common stock, which will be subject to the Maritime Restrictions described below. The business, operations, assets and liabilities of New GulfMark immediately after the Reorganization would be the same as our business, operations, assets and liabilities immediately prior to the Reorganization. Upon completion of the Reorganization, New GulfMark’s name will change to GulfMark Offshore, Inc.

If the Reorganization is completed, you, as one of our stockholders, will likely notice the following changes:

•	Your shares of GulfMark common stock will be converted into shares of Class A common stock of New GulfMark on a one-for-one basis. Although you will own shares of a different company following the Reorganization, that company will be renamed “GulfMark Offshore, Inc.” and its business, operations, assets and liabilities will be the same as ours prior to the Reorganization.

•	Pursuant to the certificate of incorporation of New GulfMark, the shares of Class A common stock of New GulfMark will be subject to certain transfer and ownership restrictions designed to protect New GulfMark’s eligibility to engage in Coastwise Trade (the “Maritime Restrictions”). These Maritime Restrictions will limit the maximum permitted percentage of outstanding shares of Class A common stock of New GulfMark that may be owned (of record or beneficially) or controlled in the aggregate by non-U.S. citizens to a maximum permitted percentage of 22%. Any purported transfer that would result in more than 22% of the outstanding shares of New GulfMark Class A common stock being owned (of record or beneficially) or controlled by non-U.S. citizens will be void and ineffective. In the event such transfers are unable to be voided, shares in excess of the maximum permitted percentage are subject to automatic sale by a trustee appointed by New GulfMark or, if such sale is ineffective, redemption by New GulfMark. In any event such non-U.S. citizen will not be entitled to any voting, dividend or distribution rights with respect to such excess shares and may be required to disgorge any profits, dividends or distributions received with respect to such excess shares. If the Reorganization is completed, the Maritime Restrictions will be binding on your shares of New GulfMark Class A common stock even if you do not vote for the adoption of the Reorganization Agreement. The Maritime Restrictions and other relevant provisions of the certificate of incorporation and bylaws of New GulfMark are described in further detail in this proxy statement/prospectus.

•	The Board of Directors of New GulfMark will be authorized to effect any and all measures necessary or desirable (consistent with the certificate of incorporation of New GulfMark and applicable law) to fulfill the purpose and implement the Maritime Restrictions, including the power to determine the citizenship of any person for the purpose of determining the percentage of shares of New GulfMark Class A common stock owned by non-U.S. citizens.

We are also asking you to approve, in the event the Reorganization Agreement is adopted, the authorization of 60 million shares of each class of New GulfMark common stock. Shares of each class of New GulfMark common stock can never be outstanding at the same time. We sometimes refer to this proposal as the “New GulfMark authorized shares proposal”. If the Reorganization Agreement is adopted and the New GulfMark authorized shares proposal is approved and the Reorganization is completed, New GulfMark as the surviving company would have 60 million shares of each class of its common stock authorized, compared to the 30 million shares of authorized common stock currently provided for in our certificate of incorporation. Alternatively, in the event the Reorganization Agreement is not adopted by our stockholders or is terminated we are asking you to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares. If approved, the amendment to our certificate of incorporation would only become effective if the Reorganization Agreement is not adopted or is terminated.

The shares of New GulfMark Class A common stock will be subject to the Maritime Restrictions and will be issued in the Reorganization. The shares of New GulfMark Class B common stock will not be subject to the Maritime Restrictions and will initially only be issued upon conversion of all outstanding and treasury shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock. This conversion may only occur if the Board of Directors of New GulfMark determines that either the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary) or that the elimination of such restrictions is in the best interests of New GulfMark and its stockholders. Following such determination, shares of New GulfMark Class A common stock will be automatically converted into shares of New GulfMark Class B common stock and canceled, will no longer be outstanding and cannot be reissued.

Furthermore, for so long as the shares of New GulfMark Class A common stock are outstanding, the certificate of incorporation and bylaws of New GulfMark will contain citizenship restrictions applicable to its directors, board committees, chairman of the board and chief executive officer. The directors and executive officers of New GulfMark will be the same as our directors and executive officers immediately prior to the Reorganization.

Following the completion of the Reorganization, New GulfMark will be a publicly-traded company and the shares of New GulfMark Class A common stock will be listed and traded on the New York Stock Exchange under the symbol “GLF” — the same symbol under which our common stock now trades.

We believe these proposals are important to our future, and we hope you will agree to support these proposals. Each of the adoption of the Reorganization Agreement, the approval of the New GulfMark authorized shares proposal and the approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Our Board of Directors recommends that you vote “FOR” the proposal to adopt the Reorganization Agreement, “FOR” the New GulfMark authorized shares proposal and “FOR” the amendment to our certificate of incorporation. The adoption of the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereat. Our Board of Directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies.

Before deciding how to vote, we encourage you to carefully read this proxy statement/prospectus for a detailed explanation of the proposals, including the section entitled “Risk Factors” beginning on page [  ] for a discussion of the risks relating to the proposals. You should also review the appendices to this proxy statement/prospectus and our other documents that are incorporated by reference in this proxy statement/prospectus.

Sincerely,

[               ]

Bruce A. Streeter,
Chief Executive Officer
and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [          ] and is being first mailed to GulfMark stockholders on or about [          ].

GULFMARK OFFSHORE, INC.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [          ]

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of GulfMark Offshore, Inc. (the “Company” or “GulfMark”) will be held at the Company’s corporate headquarters located at 10111 Richmond Avenue, Suite 340, Houston Texas 77042, at 9:00 a.m., central standard time, for the following purposes:

1. To vote upon a proposal to adopt an agreement and plan of reorganization pursuant to which the Company will be merged with and into a wholly owned subsidiary of the Company, New GulfMark Offshore, Inc. (“New GulfMark”), with New GulfMark as the surviving entity, and each share of Company common stock will be automatically converted into one share of Class A common stock of New GulfMark (the “Reorganization”). The Class A common stock of New GulfMark will be subject to the Maritime Restrictions, which are designed to assist us in maintaining our status as a U.S. citizen under applicable U.S. maritime and vessel documentation laws and, thus, our ability to register certain of our vessels in the United States and to transport merchandise and passengers for hire in U.S. territorial waters, otherwise known as “Coastwise Trade”;

2. To vote upon a proposal to approve, in the event the Reorganization Agreement is adopted, the authorization in the certificate of incorporation of New GulfMark of 60 million shares of each class of New GulfMark common stock;

3. To vote upon a proposal to approve, in the event the Reorganization Agreement is not adopted or is terminated, an amendment to our certificate of incorporation to increase the authorized number of shares of our common stock from 30 million shares to 60 million shares; and

4. To vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

Our Board of Directors has approved and recommends that you vote “FOR” each of the foregoing proposals, which are described in more detail in this proxy statement/prospectus.

If the Reorganization Agreement is adopted and not terminated, but the New GulfMark authorized shares proposal is not approved, the certificate of incorporation of New GulfMark will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class.

The Board of Directors has fixed the close of business on [          ], as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting.

You are cordially invited to attend the special meeting. Stockholders may call our main offices at (713) 963-9522 for directions to our corporate headquarters in order to attend the meeting in person.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR SUBMIT A PROXY BY TELEPHONE OR THROUGH THE INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR MAILING PURPOSES.

By Order of the Board of Directors

David J. Butters
Chairman of the Board of Directors

Date: [          ]

AVAILABLE INFORMATION

As used in this proxy statement/prospectus, the terms “GulfMark”, the “Company”, “we” and “our” refer to GulfMark Offshore, Inc. and its subsidiaries (other than New GulfMark Offshore, Inc.) and predecessors, and “New GulfMark” refers to New GulfMark Offshore, Inc., which (prior to the Reorganization) is a wholly owned subsidiary of GulfMark, and into which GulfMark will be merged if the Reorganization is completed.

This proxy statement/prospectus incorporates by reference important business and financial information about GulfMark from documents filed with the Securities and Exchange Commission, or the “SEC”, that are not included in or delivered with this proxy statement/prospectus. These documents are available to stockholders of GulfMark without charge upon written request or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain any of the documents incorporated by reference in this proxy statement/prospectus by visiting GulfMark’s website at www.gulfmark.com, or by requesting them in writing or by telephone from GulfMark at the following address and telephone number:

GulfMark Offshore, Inc.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
Attention: Investor Relations
Telephone: (713) 963-9522

Information on GulfMark’s website is not incorporated by reference into this proxy statement/prospectus or made a part hereof for any purpose. See “Incorporation of Certain Information by Reference” beginning on page [  ] of this proxy statement/prospectus for a detailed description of the documents incorporated by reference into this proxy statement/prospectus.

New GulfMark has filed a registration statement on Form S-4 to register with the SEC the shares of Class A common stock of New GulfMark to be issued in the Reorganization and the shares of New GulfMark Class B common stock, which initially will only be issued upon conversion of the shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of New GulfMark in addition to being a proxy statement of GulfMark for the special meeting.

You should rely only on the information contained in this proxy statement/prospectus or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of shares of New GulfMark Class A common stock in the Reorganization, shall create any implication to the contrary.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements typically include words or phrases such as “anticipate”, “estimate”, “projects”, “believes” and words or phrases of similar import. Forward-looking statements and other statements that are not historical facts concerning, among other things, market conditions, the demand for marine support and transportation services and future capital expenditures, are subject to certain risks, uncertainties and assumptions, including without limitation:

•	operational risk,

•	catastrophic or adverse sea or weather conditions,

•	dependence on the oil and natural gas industry,

•	oil and gas prices,

•	delay or cost overruns on construction projects or insolvency of the shipbuilders,

•	lack of shipyard or equipment availability,

•	ongoing capital expenditure requirements,

•	uncertainties surrounding environmental and government regulation,

•	risks relating to compliance with the Jones Act,

•	risk relating to leverage,

•	risks of foreign operations,

•	risk of war, sabotage or terrorism,

•	assumptions concerning competition,

•	risks of currency fluctuations and

•	such other factors as may be described under the caption “Risk Factors” beginning on page [ ] of this proxy statement/prospectus and in GulfMark’s other reports filed with the SEC.

These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to risks and uncertainties, including the risk factors described above, general economic and business conditions, the business opportunities that may be presented to and pursued by us and New GulfMark, changes in law or regulations and other factors, many of which are beyond our control. When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” beginning on page [  ] of this proxy statement/prospectus and in our other reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008. There can be no assurance that we have accurately identified and properly weighed all of the factors which affect market conditions and demand for our vessels, that the information upon which we have relied is accurate or complete, that our analysis of the market and demand for our vessels is correct or that the strategy based on such analysis will be successful. Each forward-looking statement speaks only as of the date of this proxy statement/prospectus or the document in which it appears and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS REGARDING THE PROPOSALS AND THE SPECIAL MEETING

Set forth below are some key questions and answers to provide you with more information about the special meeting. These questions and answers are qualified in their entirety by reference to the more detailed information appearing elsewhere in this proxy statement/prospectus, including the appendices. We urge you to carefully read this proxy statement/prospectus in its entirety, including the appendices.

INTRODUCTION

Q:	Why am I receiving this proxy statement/prospectus?

A:	You have received this proxy statement/prospectus and the enclosed proxy card from us because you held shares of our common stock on [ ].

Q:	What will I be voting on at the special meeting?

A:	As a stockholder, you are entitled to and requested to adopt the agreement and plan of reorganization (the “Reorganization Agreement”) pursuant to which the Company will be merged with and into New GulfMark, a wholly owned subsidiary of the Company, with New GulfMark as the surviving entity, and each share of our common stock will be automatically converted into one share of Class A common stock of New GulfMark. This transaction is referred to in this proxy statement/prospectus as the “Reorganization”. In addition you are being asked to approve, in the event the Reorganization Agreement is adopted, the authorization of 60 million shares of each class of New GulfMark common stock. This proposal is sometimes referred to as the “New GulfMark authorized shares proposal”. You are also being asked to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million in the event the Reorganization Agreement is not adopted or is terminated. Lastly, you are asked to vote to adjourn the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the Reorganization Agreement or approve the other proposals.

Q:	Who is entitled to vote?

A:	Only holders of record of shares of our common stock on the close of business on [ ] will be entitled to vote at the special meeting. On or about [ ], we will begin mailing this proxy statement/prospectus to all persons entitled to vote at the special meeting.

Q:	When and where is the special meeting being held?

A:	The special meeting is being held on [ ], at 9:00 a.m. central standard time at our corporate headquarters, 10111 Richmond, Suite 340, Houston, Texas 77042.

THE REORGANIZATION

Q:	Why is GulfMark proposing the Reorganization?

A:	The Reorganization is intended to help preserve the long-term value to GulfMark and its stockholders of remaining eligible to register certain of GulfMark’s vessels in the United States under the applicable U.S. maritime and vessel documentation laws and to operate those vessels in Coastwise Trade.

As you may recall, since July 1, 2008, we have added 28 U.S. flagged vessels, principally from the acquisition of Rigdon Marine Corporation and Rigdon Marine Holdings, LLC, that engage in the transportation of materials and supplies to and from offshore platforms and drilling rigs mainly in the Gulf of Mexico, much of which is in U.S. territorial waters.

Under the applicable U.S. maritime and vessel documentation laws, only those vessels that are owned and managed by U.S. citizens (as determined by such laws) and are built in and registered under the laws of the United States are allowed to engage in Coastwise Trade.

If the Reorganization is approved and completed, your shares of common stock will be converted into shares of Class A common stock of New GulfMark, which will be subject to the Maritime Restrictions. The Maritime Restrictions are designed to prevent certain situations from occurring that could jeopardize our eligibility as a U.S. citizen and, therefore, our ability to engage in Coastwise Trade.

v

Q:	What will I receive in the Reorganization for my shares of common stock?

A:	You will receive one share of Class A common stock of New GulfMark for each share of our common stock that you hold at the effective time of the Reorganization.

Q:	Is there any difference between the shares of New GulfMark Class A common stock and the shares of New GulfMark Class B common stock and when will the shares of New GulfMark Class B common stock be issued?

A:	The shares of New GulfMark Class A common stock and the shares of New GulfMark Class B common stock are identical, except that the shares of New GulfMark Class A common stock are subject to the Maritime Restrictions and are convertible into the shares of New GulfMark Class B common stock. The shares of New GulfMark Class A common stock and the shares of New GulfMark Class B common stock cannot be outstanding at the same time.

If the Reorganization Agreement is adopted and the Reorganization is completed, shares of our common stock will be converted into shares of New GulfMark Class A common stock. Shares of New GulfMark Class B common stock are not being issued in the Reorganization. The shares of New GulfMark Class B common stock will initially only be issued upon conversion of all outstanding and treasury shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock. This conversion may only occur if the Board of Directors of New GulfMark determines that either the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary) or that the elimination of such restrictions is in the best interests of New GulfMark and its stockholders. Following such determination, shares of New GulfMark Class A common stock will be automatically converted into shares of New GulfMark Class B common stock and canceled, will no longer be outstanding and cannot be reissued.

Q:	Will New GulfMark have the same name as GulfMark following the Reorganization?

A:	Yes. At the effective time of the Reorganization, New GulfMark will change its name to “GulfMark Offshore, Inc.”.

Q:	After the Reorganization, will New GulfMark have the same directors and executive officers as GulfMark?

A:	Yes. The directors of New GulfMark immediately after the Reorganization will be the same as GulfMark’s directors immediately prior to the Reorganization, and the executive officers of New GulfMark immediately after the Reorganization will be the same as GulfMark’s executive officers immediately prior to the Reorganization.

Q:	Will the business, operations, assets and liabilities of New GulfMark be the same as GulfMark’s after the Reorganization?

A:	Yes. After the Reorganization, New GulfMark’s business and operations will be the same as the business and operations of GulfMark, and New GulfMark’s assets and liabilities immediately after the Reorganization will be the same as the assets and liabilities of GulfMark immediately prior to the Reorganization.

Q:	Are there any other differences between GulfMark and New GulfMark?

A:	Yes. New GulfMark will have a different certificate of incorporation and bylaws than GulfMark’s current certificate of incorporation and bylaws. The material differences between these organizational documents are discussed in further detail in this proxy statement/prospectus.

Q:	Will the Reorganization affect current or future operations?

A:	No. The Reorganization will have no impact on how we conduct the day-to-day business of the Company. As discussed elsewhere, the Reorganization is designed to assure that we remain a U.S. citizen for purposes of the applicable U.S. maritime and vessel documentation laws and, thus, are able to continue to operate our vessels in Coastwise Trade.

Q:	Will I have appraisal rights in connection with the Reorganization?

A:	No. Under Delaware law, you are not entitled to appraisal rights in connection with the Reorganization.

Q:	What will happen to my shares of GulfMark common stock after the Reorganization?

A:	If the Reorganization is completed, your shares of GulfMark common stock (whether certificated or uncertificated) will be automatically converted into the same number of shares of New GulfMark Class A common stock. Initially, the shares of New GulfMark Class A common stock will not be represented by certificates, but rather will exist as entries on the record books of New GulfMark’s transfer agent. If you hold certificated shares of our common stock, as soon as practicable following completion of the Reorganization, an exchange agent, appointed by New GulfMark, will send you a letter of transmittal (which letter, among other things, will require you to specify whether you are a U.S. citizen or non-U.S. citizen) explaining how to exchange your certificates, which represented shares of GulfMark common stock, for certificates representing shares of New GulfMark Class A common stock.

If you hold uncertificated shares of our common stock, your shares will automatically be converted into uncertificated shares of New GulfMark Class A common stock. In addition, within a reasonable time following the issuance or transfer of shares of New GulfMark Class A common stock, New GulfMark will send to each record holder of uncertificated shares a written notice containing the information set forth in the applicable legend affixed to certificated shares of New GulfMark Class A common stock in accordance with Delaware law.

Q:	What if I fail to exchange my GulfMark common stock certificate for a New GulfMark Class A common stock certificate?

A:	If the Reorganization is completed, your shares of GulfMark common stock will be automatically converted into the same number of shares of New GulfMark Class A common stock. Initially, the shares of New GulfMark Class A common stock will not be represented by certificates, but rather will exist as entries on the record books of New GulfMark’s transfer agent. If you fail to surrender your GulfMark common stock certificates, you will not receive New GulfMark Class A common stock certificates. In this case, your shares of New GulfMark Class A common stock will continue to be represented in uncertificated form as entries on the record books of New GulfMark’s transfer agent.

Q:	Will the Class A common stock of New GulfMark be publicly traded?

A:	Yes. After the Reorganization, the shares of New GulfMark Class A common stock will be listed on the New York Stock Exchange for trading under the symbol “GLF”. (Our common stock is currently traded under this same symbol.) We will not complete the Reorganization unless and until the shares of New GulfMark Class A common stock are approved for listing on the New York Stock Exchange.

Q:	What if the Reorganization Agreement is not adopted by the stockholders?

A:	There will be no effect on your shares of common stock; however, if the amendment to our certificate of incorporation is approved, the number of authorized shares of our common stock will be increased from 30 million shares to 60 million shares. If the Reorganization Agreement is not adopted, we may not have the ability to prohibit transfers of our common stock or other situations from occurring that could result in the Company no longer being considered a U.S. citizen under the applicable U.S. maritime and vessel documentation laws. We currently operate 28 vessels in Coastwise Trade. A failure to be considered a U.S. citizen under such laws could result in our ineligibility to engage in Coastwise Trade, the imposition of substantial penalties against us, which may include seizure or forfeiture of our vessels, and/or the inability to register our vessels in the United States, each of which could have a material adverse effect on our financial condition and results of operation.

Q:	What are the U.S. Federal income tax consequences of the Reorganization on the stockholders of GulfMark?

A:	We have obtained a legal tax opinion stating that you will, for U.S. Federal income tax purposes, (1) recognize no gain or loss upon the conversion of your shares of GulfMark common stock into shares of

New GulfMark Class A common stock; (2) have an initial tax basis in the shares of New GulfMark Class A common stock you receive in the Reorganization that is the same as the adjusted tax basis of your converted shares of GulfMark common stock; and (3) have a holding period for the shares of New GulfMark Class A common stock received in the Reorganization that includes the holding period of your shares of GulfMark common stock (provided that you hold your shares of New GulfMark Class A common stock as a capital asset).

Q:	What will be the U.S. Federal income tax consequences of the conversion of the shares of New GulfMark Class A common stock to shares of New GulfMark Class B common stock?

A:	If New GulfMark Board of Directors determines that either the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary) or that the elimination of such restrictions is in the best interests of New GulfMark and its stockholders, each share of New GulfMark Class A common stock will be automatically converted into one share of New GulfMark Class B common stock.

The tax legal opinion discussed above states that you will, for U.S. Federal income tax purposes, (1) recognize no gain or loss upon the conversion of your New GulfMark Class A common stock into shares of New GulfMark Class B common stock pursuant to such conversion; (2) have an initial tax basis in the shares of New GulfMark Class B common stock you receive in the conversion that is the same as the adjusted tax basis of your converted shares of New GulfMark Class A common stock; and (3) have a holding period for the shares of New GulfMark Class B common stock received in the conversion that includes the holding period of your shares of New GulfMark Class A common stock (provided that you hold your shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock as a capital asset).

THE MARITIME RESTRICTIONS

Q:	What is the purpose of the Maritime Restrictions?

A:	Under the applicable U.S. maritime and vessel documentation laws, only those vessels that are owned and managed by U.S. citizens (as determined by such laws) and are built in and registered under the laws of the United States are allowed to engage in Coastwise Trade.

For the purposes of the applicable U.S. maritime and vessel documentation laws, a corporation is a U.S. citizen only if:

• the corporation is organized under the laws of the United States or any state thereof;

• the chairman of the board of directors and the chief executive officer, by whatever title, of the corporation are U.S. citizens;

• directors representing no more than a minority of the number of directors of the corporation that is necessary to constitute a quorum of the board for the transaction of business are non-U.S. citizens; and

• at least a majority or, in the case of an endorsement for operating a vessel in Coastwise Trade, 75% of the interest in the corporation is owned by, voted by or controlled by U.S. citizens free from any trust or fiduciary obligations in favor of, or any contract or understanding under which voting power or control may be exercised directly or indirectly on behalf of non-U.S. citizens.

The Maritime Restrictions are designed to assist New GulfMark in maintaining its status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws by, among other things:

• limiting the aggregate ownership (record or beneficial) or control by non-U.S. citizens of shares of New GulfMark Class A common stock to a maximum permitted percentage of 22% (any shares in excess of that percentage, “excess shares”) and voiding any transfers of shares of New GulfMark Class A common stock which would result in non-U.S. citizens owning (of record or beneficially) or controlling excess shares;

• causing any excess shares (including any associated voting rights and rights to dividends and other distributions) to be automatically transferred to a trust for the exclusive benefit of a charitable beneficiary that is a U.S. citizen in the event of any of the following situations (each, a “restricted event”):

• the restrictions voiding transfers to non-U.S. citizens would be ineffective for any reason,

• a change in the status of an owner of shares of New GulfMark Class A common stock from a U.S. citizen to a non-U.S. citizen would result in such person’s shares becoming excess shares or

• the original issuance of shares of New GulfMark Class A common stock by New GulfMark to a non-U.S. citizen (including the shares of New GulfMark Class A common stock being issued in the Reorganization) would result in such shares constituting excess shares (the proposed recipient of excess shares in any of the foregoing restricted events, a “restricted person”);

• in the event of a restricted event, causing the trustee of the trust to which excess shares have been transferred to sell such excess shares and remit certain proceeds from such sale to the restricted person from whom the trust received such excess shares and to the charitable beneficiary of such trust, in accordance with the procedures set forth in the New GulfMark certificate of incorporation, which are described in this proxy statement/prospectus;

• in the event such trust transfer provisions are ineffective for any reason, permitting New GulfMark to redeem any excess shares, to withhold the voting rights of such excess shares and to pay any dividends and distributions with respect to such excess shares to an escrow account in accordance with the procedures set forth in the New GulfMark certificate of incorporation, which are described in this proxy statement/prospectus;

• permitting New GulfMark to establish and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of New GulfMark Class A common stock are issued to U.S. citizens and non-U.S. citizens;

• mandating that all shares of Class A common stock issued by New GulfMark include a legend as specified in the certificate of incorporation of New GulfMark regarding the Maritime Restrictions (and notifying holders of uncertificated shares of the information contained in such legend); and

• permitting New GulfMark to determine the citizenship of the owners or the proposed transferees of shares of New GulfMark Class A common stock in order to comply with the Maritime Restrictions.

Q:	Will the Maritime Restrictions limit my ability to transfer or purchase shares of New GulfMark Class A common stock?

A:	Yes. As described above, the Maritime Restrictions are designed to limit the aggregate ownership (record or beneficial) or control of shares of Class A common stock of New GulfMark by non-U.S. citizens to a maximum permitted percentage of 22%. To the extent that a purported transfer of shares of New GulfMark Class A common stock by you to a non-U.S. citizen would result in the percentage of shares owned (of record or beneficially) or controlled by non-U.S. citizens to exceed the maximum permitted percentage, such transfer will be void and ineffective, and neither New GulfMark nor its transfer agent will register such purported transfer on the record books of New GulfMark or recognize the purported transferee as a stockholder of New GulfMark (except to the extent necessary to effect any remedy available to New GulfMark under its certificate of incorporation).

If a restricted event occurs, then the excess shares created by the restricted event (along with any voting, dividend or distribution rights of such shares) will be automatically transferred to a trust for the exclusive benefit of a charitable beneficiary that is a U.S. citizen. The trustee of a trust to which excess shares have been transferred will sell such excess shares and remit certain proceeds from such sale to the restricted person from whom the trust received such excess shares and to the charitable beneficiary of such trust, in accordance with the procedures set forth in the New GulfMark certificate of incorporation, which are described in this proxy statement/prospectus.

In the event such trust transfer provisions would be ineffective for any reason, then New GulfMark may redeem such excess shares in accordance with the procedures set forth in the New GulfMark certificate of incorporation, which are described in this proxy statement/prospectus.

Q:	Will the Maritime Restrictions apply to me if I am a U.S. citizen?

A:	Yes. The Maritime Restrictions will apply to all owners of shares of Class A common stock of New GulfMark, regardless of such stockholder’s citizenship or status, insofar as such owner seeks to transfer its shares of Class A common stock to a non-U.S. citizen (or becomes a non-U.S. citizen).

Q:	How long will the Maritime Restrictions remain in effect?

A:	The Maritime Restrictions will remain in effect until the New GulfMark Board of Directors determines that either the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary) or that the elimination of such restrictions is in the best interest of New GulfMark and its stockholders.

Q:	Will the Maritime Restrictions apply to me if I vote against the adoption of the Reorganization Agreement?

A:	Yes, if the holders of at least a majority of the outstanding shares of our common stock adopt the Reorganization Agreement and the Reorganization is completed, your shares of GulfMark common stock will automatically be converted into shares of New GulfMark Class A common stock, which will be subject to the Maritime Restrictions, even if you vote against the adoption of the Reorganization Agreement.

Q:	Can I sell my shares before the special meeting without being subject to the Maritime Restrictions?

A:	Yes. Transfers of shares of our common stock prior to the completion of the Reorganization will not be subject to the Maritime Restrictions.

Q:	Will the New GulfMark Board of Directors be able to make exceptions for transfers that would otherwise be restricted?

A:	No. The Reorganization, and by consequence the Maritime Restrictions, are intended to protect the long-term value to our company of remaining eligible to engage in Coastwise Trade by assuring that New GulfMark complies with the U.S. ownership and other requirements of the applicable U.S. maritime and vessel documentation laws. Violations of U.S. maritime and vessel documentation laws could result in our ineligibility to engage in Coastwise Trade, the imposition of substantial penalties against us, which may include seizure or forfeiture of our vessels, and/or the inability to register our vessels in the United States, each of which could have a material adverse effect on our financial condition and results of operation.

Q:	Are there risks that I should consider in deciding on how to vote on the adoption of the Reorganization Agreement?

A:	Yes, you should carefully read this proxy statement/prospectus, including the factors described in the section entitled “Risk Factors” beginning on page [ ].

THE NEW GULFMARK AUTHORIZED SHARES PROPOSAL AND THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Q:	Why am I being asked to approve the New GulfMark authorized shares proposal and the amendment to GulfMark’s certificate of incorporation?

A:	Our certificate of incorporation currently authorizes 30 million shares of our common stock and as of November 30, 2009, we had 25,838,598 shares issued and outstanding with an additional 1,487,838 shares reserved for issuance under our equity-based benefit plans. If the Reorganization Agreement is adopted and

x

the Reorganization is completed, we and New GulfMark believe it is in the best interests of New GulfMark to have the flexibility to issue additional shares of its common stock without additional stockholder action, unless required by applicable law, regulation, listing requirements or the New GulfMark certificate of incorporation. Likewise, if the Reorganization Agreement is not adopted or is terminated and, therefore, the Reorganization is not completed, our Board of Directors believes it would be in the best interests of GulfMark and its stockholders to have this same flexibility. For those reasons, we are also asking you to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares, which would only become effective if the Reorganization Agreement is not adopted by our stockholders or is terminated.

Neither GulfMark nor New GulfMark has any agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized, although New GulfMark (or, if the Reorganization Agreement is not adopted or is terminated, we) will continually evaluate long-term financing options and, depending on market conditions and other factors, we and New GulfMark (as applicable) may engage in one or more transactions involving the issuance of additional shares of common stock, or securities convertible into such shares, from time to time. In either case, the availability of additional shares of common stock will enhance our and New GulfMark’s (as applicable) flexibility in connection with possible future actions, such as financings, corporate mergers, stock dividends, stock splits and other corporate purposes. We and New GulfMark (as applicable) will decide whether, when and on what terms the issuance of shares of common stock, or securities convertible into such shares, may be appropriate in connection with any of the foregoing purposes and, with the increased flexibility of additional authorized shares common stock may do so without the delay of a special meeting of stockholders at that time.

Q:	Will the increase in the number of authorized shares of common stock have any impact on me as a stockholder?

A:	Perhaps. The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of shares of such common stock. Holders of shares of our common stock do not have preemptive rights and neither will holders of shares of New GulfMark common stock.

The availability for issuance of additional shares of our common stock or New GulfMark common stock, as the case may be, would also have the effect of rendering more difficult or discouraging an attempt to obtain control of us or New GulfMark, respectively. For example, the issuance of shares of New GulfMark common stock (within the limits imposed by applicable law and the rules of any exchange upon which shares of New GulfMark common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of New GulfMark. The issuance of additional shares of New GulfMark common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of New GulfMark’s existing stockholders. The same would be true with respect to us in the event the Reorganization Agreement is not adopted or is terminated and the amendment to our certificate of incorporation is approved.

Q:	Is the completion of the Reorganization conditioned upon the approval of the authorized number of New GulfMark shares proposal?

A:	No. The proposal to adopt the Reorganization Agreement is not conditioned upon the approval of the New GulfMark authorized shares proposal. If the Reorganization Agreement is adopted by our stockholders, the New GulfMark authorized shares proposal is approved and the Reorganization is completed, the New GulfMark certificate of incorporation (included as Appendix B hereto), which authorizes 60 million shares of each class of New GulfMark common stock, will be the certificate of incorporation in effect immediately following the Reorganization. However, if the Reorganization Agreement is adopted by our stockholders and is not terminated, but the New GulfMark authorized shares proposal is not approved, then the New GulfMark certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the authorized shares of each class of New GulfMark common stock to 30 million shares per class.

Q:	Under what circumstances will the amendment to our certificate of incorporation, if approved, become effective?

A:	If approved, the amendment to our certificate of incorporation will only become effective upon the termination of the Reorganization Agreement (either because the Reorganization Agreement is not adopted by our stockholders at the special meeting or otherwise).

VOTING

Q:	What vote is required to adopt the Reorganization Agreement, to approve the New GulfMark authorized shares proposal or to approve the amendment to our certificate of incorporation?

A:	Under Delaware law and our certificate of incorporation, the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to adopt the Reorganization Agreement and to approve the New GulfMark authorized shares proposal. Similarly, approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. If approved, the amendment to our certificate of incorporation would only become effective if the Reorganization Agreement is not adopted by our stockholders or is terminated.

Q:	What vote is required to approve the adjournment of the special meeting?

A:	The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the Reorganization Agreement or to approve the other proposals, requires the affirmative vote of the holders of at least a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereat.

Q:	Who is soliciting my proxy?

A:	Your vote and proxy is being solicited by GulfMark’s Board of Directors for use at the special meeting.

This proxy statement/prospectus and enclosed proxy card are first being sent to our stockholders beginning on or about [ ].

In addition, GulfMark has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies.

Q:	How does the board recommend that I vote at the special meeting?

A:	Our Board of Directors recommends that you vote “FOR” the adoption of the Reorganization Agreement, “FOR” the approval of the New GulfMark authorized shares proposal, “FOR” the approval of the amendment to our certificate of incorporation in the event the Reorganization Agreement is not adopted or is terminated and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Reorganization Agreement or to approve the other proposals.

Q:	How is my vote counted if I vote by proxy?

A:	If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the special meeting to be held on [ ]. You may vote “FOR”, “AGAINST” or “ABSTAIN”. If you fail to vote “FOR” the adoption of the Reorganization Agreement, approval of the New GulfMark authorized shares proposal or the amendment to our certificate of incorporation, or you “ABSTAIN” with respect to such proposals, it has the same effect, in each case, as a vote “AGAINST” such proposals. With respect to the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, if you vote “ABSTAIN”, it has the same effect as a vote “AGAINST” such proposal.

Q:	What are “broker non-votes” and if my shares are held in “street name”, will my broker be able to vote my shares?

A:	“Broker non-votes” occur when a broker or other nominee holding shares on behalf of a beneficial owner does not vote on a particular proposal, because the broker or other nominee has not received voting instructions from the beneficial owner with respect to that proposal and does not have discretionary voting power with respect to that proposal under the rules of the New York Stock Exchange or chooses not to exercise its discretion. Shares held by a broker or other nominee on behalf of a beneficial owner are commonly referred to as being held in “street name”. Under the rules of the New York Stock Exchange, your broker or other nominee has discretionary authority to vote your uninstructed shares on the New GulfMark authorized shares proposal, the amendment to our certificate of incorporation and the proposal to adjourn the special meeting, if necessary to solicit additional proxies; however, your broker or other nominee is not empowered to vote your uninstructed shares on the proposal to adopt the Reorganization Agreement. Therefore, if you hold shares in street name and fail to instruct your broker or other nominee as to the proposal to adopt the Reorganization Agreement, such shares will be considered broker non-votes with respect to that proposal.

Q:	What are the “quorum” requirements for the special meeting?

A:	A quorum is necessary to hold the special meeting. A quorum for the transaction of business at the special meeting will be established by the presence, in person or by proxy, of a majority of the shares of our common stock issued and outstanding on [ ]. Abstentions will be included in determining the number of shares of our common stock present and entitled to vote at the special meeting for the purposes of determining the presence of a quorum.

In the absence of a quorum, holders of a majority of the shares present or represented by proxy at the special meeting and entitled to vote thereat (including shares held in street name for which a broker has not received voting instructions from the beneficial owner) may adjourn the meeting until a quorum is present.

Q:	Can I change or revoke my proxy after I have mailed my signed proxy card?

A:	Yes, you may change or revoke your proxy at any time before your shares are voted at the special meeting. You may change or revoke your proxy in one of the following ways:

• You may notify the Secretary of GulfMark in writing before the special meeting that you wish to revoke your proxy. In this case, please contact GulfMark Offshore, Inc., 10111 Richmond, Suite 340, Houston, Texas 77042, Attention: Quintin V. Kneen.

• You may submit a proxy card dated later than your original proxy card (or if you submitted your proxy by telephone or through the internet, you may change or revoke your proxy by calling the telephone number listed on your proxy card, by accessing the internet site listed on your proxy card or by submitting a later-dated proxy card).

• If you hold your shares in “street name”, and wish to change or revoke your proxy, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker or other holder of record to see your options.

• Any holder of our common stock entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been given. Merely attending the special meeting, however, will not by itself revoke a proxy — you must obtain a ballot and vote your shares at the special meeting to revoke a previously submitted proxy.

Q:	Whom can I contact with questions about the proposals or the special meeting?

A:	If you have questions about the proposals or the special meeting or would like additional copies of this proxy statement/prospectus, you should contact our proxy solicitor, Innisfree, or GulfMark:

For the proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
(877) 800-5185 (toll-free from the U.S. and Canada)

For GulfMark:
Quintin V. Kneen
Executive Vice President and Chief Financial Officer
GulfMark Offshore, Inc.
10111 Richmond Avenue, Suite 340
Houston, TX 77042
Telephone: (713) 963-9522

SUMMARY

This summary highlights selected information from this proxy statement/prospectus regarding the proposals. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information about the proposals appearing elsewhere in this proxy statement/prospectus. Page references are included in this summary to direct you to a more complete discussion of the topic in this proxy statement/prospectus.

PROPOSAL NO. 1: THE REORGANIZATION

The Parties (see page )	GulfMark provides offshore marine services primarily to companies involved in offshore exploration and production of oil and natural gas.

New GulfMark is a Delaware corporation and a wholly owned subsidiary of GulfMark. New GulfMark was recently formed for the purpose of effecting the Reorganization. Following completion of the Reorganization, New GulfMark will have the same assets and liabilities as GulfMark immediately prior to the Reorganization and will be engaged in the same business and operations as GulfMark.

GulfMark’s and New GulfMark’s principal places of business are both located at 10111 Richmond, Suite 340, Houston, Texas 77042, telephone: (713) 963-9522.

Reasons for the Reorganization (see page )	Since July 1, 2008, we have added 28 U.S. flagged vessels, principally from the acquisition of Rigdon Marine Corporation and Rigdon Marine Holdings, LLC, that engage in the transportation of materials and supplies to and from offshore platforms and drilling rigs mainly in the Gulf of Mexico, much of which is in U.S. territorial waters.

Under the applicable U.S. maritime and vessel documentation laws (including, but not limited to, the Shipping Act of 1926, as amended, the Merchant Marine Act of 1920, as amended, and the Merchant Marine Act of 1936, as amended, which collectively are sometimes referred to herein as the Jones Act), only those vessels that are owned and managed by U.S. citizens (as determined by those laws) and are built in and registered under the laws of the United States are allowed to engage in Coastwise Trade.

For the purposes of the applicable U.S. maritime and vessel documentation laws, a corporation is a U.S. citizen only if:

• the corporation is organized under the laws of the United States or any state thereof;

• the chairman of the board of directors and the chief executive officer, by whatever title, are U.S. citizens;

• directors representing no more than a minority of the number of directors of the corporation that is necessary to constitute a quorum of the board for the transaction of business are non-U.S. citizens; and

• at least a majority or, in the case of an endorsement to engage in Coastwise Trade, 75% of the interest in the corporation is owned by, voted by or controlled by U.S. citizens.

We believe we currently are a U.S. citizen as described above. However, if we fail to comply with these U.S. citizenship requirements, we would likely no longer be considered a U.S. citizen under the applicable laws. Such an event could result in our ineligibility to engage in Coastwise Trade, the imposition of substantial penalties against us, which may include seizure or forfeiture of our vessels, and/or the inability to register our vessels in the United States, each of which could have a material adverse effect on our financial condition and results of operation.

The shares of Class A common stock of New GulfMark that will be issued to our stockholders in the Reorganization will be subject to the Maritime Restrictions described below, which are designed to preserve our status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws.

The Reorganization Agreement (see page )	In the Reorganization, pursuant to the terms and conditions of an agreement and plan of reorganization (the “Reorganization Agreement”), GulfMark will merge with and into New GulfMark, with New GulfMark as the surviving entity. At the effective time of the Reorganization, New GulfMark will change its name to “GulfMark Offshore, Inc.”. As part of the Reorganization, New GulfMark will assume all of the assets, liabilities and obligations of GulfMark and following the Reorganization, New GulfMark will have the same business and operations as GulfMark prior to the Reorganization.

At the effective time of the Reorganization:

• each share of your GulfMark common stock will be automatically converted into one share of New GulfMark Class A common stock;

• each share of New GulfMark Class A common stock will be subject to the Maritime Restrictions, whether or not you vote in favor of the Reorganization; and

• each share of our converted common stock will be canceled.

Changes in the Certificate of Incorporation of New GulfMark (see page )	New GulfMark’s certificate of incorporation is substantially similar in all material respects to our existing certificate of incorporation, except for:

• The authorization of two classes of common stock: New GulfMark Class A common stock, par value $0.01 per share, and New GulfMark Class B common stock, par value $0.01 per share.

• The authorization of two million shares of preferred stock of New GulfMark with a par value of $0.01 per share compared to the authorization of two million shares of preferred stock of GulfMark with no par value.

• The imposition of the Maritime Restrictions on the shares of New GulfMark Class A common stock, but not the shares of New GulfMark Class B common stock.

• The imposition of eligibility requirements specifying that not more than a minority of the minimum number of directors of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion as the Board of Directors may determine is necessary to comply with the Jones Act) may be non-U.S. citizens for so long as shares of New GulfMark Class A common stock remain outstanding.

• The limitation on indemnification to directors and officers who commence legal actions without the authorization of the Board of Directors of New GulfMark.

• The authorization to advance expenses to New GulfMark directors and officers in the case of certain legal actions brought or threatened against such parties, if such parties are entitled to indemnification for their conduct on behalf of New GulfMark.

• The elimination of mandatory indemnification to non-officer employees and agents of New GulfMark.

• Subject to any resolutions designating a series of preferred stock, the elimination of class voting for all classes of New GulfMark capital stock in votes to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of any class of New GulfMark capital stock.

In addition, if the New GulfMark authorized shares proposal is approved, the New GulfMark certificate of incorporation will authorize 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock as opposed to our certificate of incorporation which only authorizes 30 million shares of our common stock. Under the New GulfMark certificate of incorporation, shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock cannot be outstanding at the same time.

However, if the New GulfMark authorized shares proposal is not approved, but the Reorganization Agreement is adopted by our stockholders, then the New GulfMark certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class. Please see “Proposal No. 2: The New GulfMark Authorized Shares Proposal” for more information.

Changes in the Bylaws of New GulfMark (see page )	New GulfMark’s bylaws are substantially similar in all material respects to our existing bylaws, except for:

• The imposition of eligibility requirements for New GulfMark’s Chairman of the Board and chief executive officer, by whatever title, specifying that they must be U.S. citizens for so long as shares of New GulfMark Class A common stock remain outstanding.

• The imposition of eligibility requirements specifying that not more than a minority of the minimum number of directors of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion as the Board of Directors may determine is necessary to comply with the Jones Act) may be

non-U.S. citizens for so long as shares of New GulfMark Class A common stock remain outstanding.

• The imposition of eligibility requirements specifying that not more than a minority of the minimum number of directors of any committee of the Board of Directors necessary to constitute a quorum of such committee (or such other portion as the Board of Directors may determine to be necessary to comply with the applicable U.S. maritime and vessel documentation laws) may be non-U.S. citizens for so long as shares of New GulfMark Class A common stock remain outstanding.

• The authorization of a majority of the directors constituting a quorum of the Board of Directors to designate committees and remove officers (as opposed to our bylaws which require a majority of the full Board of Directors to take such actions).

• The authorization to indemnify and advance expenses to New GulfMark directors and officers in the case of certain legal actions brought or threatened against such parties, if such parties are entitled to indemnification for their conduct on behalf of New GulfMark.

• The elimination of the requirement to have at least three directors on each committee of the Board of Directors.

Maritime Restrictions (see page )	The Maritime Restrictions contained in the certificate of incorporation of New GulfMark, which will be applicable to the shares of New GulfMark Class A common stock issued to our stockholders as a result of the Reorganization, are designed to assist New GulfMark in maintaining its status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws by, among other things:

• limiting the aggregate ownership (record or beneficial) or control by non-U.S. citizens of shares of New GulfMark Class A common stock to a maximum permitted percentage of 22% (as such percentage may be amended from time to time as result of changes in the Jones Act or other applicable law, the “maximum permitted percentage”) and voiding any purported transfers of shares of New GulfMark Class A common stock which would result in non-U.S. citizens owning (of record or beneficially) or controlling shares in excess of the maximum permitted percentage (such shares, “excess shares”);

• causing any excess shares (including the associated voting rights and rights to dividends and other distributions) to be automatically transferred to a trust for the exclusive benefit of a charitable beneficiary that is a U.S. citizen in the event of any of the following situations (each, a “restricted event”):

• the restrictions voiding transfers to non-U.S. citizens would be ineffective for any reason,

• a change in the status of an owner of shares of New GulfMark Class A common stock from a U.S. citizen to a non-U.S. citizen would result in such person’s shares becoming excess shares or

     • the original issuance of shares of Class A common stock by New GulfMark to a non-U.S. citizen (including the shares of New GulfMark Class A common stock being issued in the Reorganization) would result in such shares constituting excess shares (the proposed recipient of excess shares in any of the foregoing restricted events, a “restricted person”);

• in the event of a restricted event, causing the trustee of the trust to which excess shares have been transferred to sell such excess shares and remit certain proceeds from such sale to the restricted person from whom the trust received such excess shares and the charitable beneficiary of such trust in accordance with the procedures set forth in the New GulfMark certificate of incorporation;

• in the event such trust transfer provisions are ineffective for any reason, permitting New GulfMark to redeem any excess shares, to withhold the voting rights of such excess shares and to pay any dividends and distributions with respect to such excess shares to an escrow account in accordance with the procedures set forth in the New GulfMark certificate of incorporation;

• permitting New GulfMark to establish and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of New GulfMark Class A common stock are issued to U.S. citizens and non-U.S. citizens;

• mandating that all shares of Class A common stock issued by New GulfMark include a legend as specified in the certificate of incorporation of New GulfMark regarding the Maritime Restrictions (and notifying holders of uncertificated shares of the information contained in such legend); and

• permitting New GulfMark to determine the citizenship of the owners or the proposed transferees of shares of New GulfMark Class A common stock in order to comply with the Maritime Restrictions.

As a result of these Maritime Restrictions, any owner of shares of Class A common stock of New GulfMark, or proposed transferee or recipient thereof, may be required to certify whether they are a U.S. citizen while owning, or before purchasing or receiving, shares of New GulfMark Class A common stock, as the case may be. In the event that such certification would result in a restricted event, then such shares will be subject to the Maritime Restrictions as described in this proxy statement/prospectus.

New GulfMark Class B Common Stock, Termination of Maritime Restrictions (see page )	Shares of Class B common stock of New GulfMark will not be issued in the Reorganization and, if issued, will not be subject to the Maritime Restrictions. Initially, the shares of Class B common stock of New GulfMark may only be issued upon conversion of all of the outstanding and treasury shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock automatically following a determination by New GulfMark’s Board of Directors that either the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary) or that the elimination of such restrictions is in the best interests of New GulfMark and its stockholders.

Upon conversion of the outstanding and treasury shares of New GulfMark Class A common stock into outstanding or treasury shares of New GulfMark Class B common stock, as the case may be, such shares of New GulfMark Class A common stock will be canceled, will no longer be outstanding and will not be reissued.

Conditions to the Reorganization (see page )	The Reorganization is subject to the satisfaction or (to the extent permitted by law) waiver by GulfMark, of the following conditions:

• any consents, approvals or authorizations that GulfMark deems necessary or appropriate to be obtained in connection with the Reorganization have been obtained;

• holders of at least a majority of the outstanding shares of GulfMark common stock have adopted the Reorganization Agreement;

• the registration statement of which this proxy statement/prospectus forms a part has become effective under the Securities Act and is not subject to any SEC stop orders (or proceedings seeking a stop order);

• GulfMark has received an opinion from its tax counsel with respect to certain U.S. Federal tax consequences of the Reorganization;

• GulfMark has received an opinion from its Delaware counsel as to the binding nature of the Maritime Restrictions contained in the New GulfMark certificate of incorporation; and

• the shares of Class A common stock to be issued by New GulfMark in connection with the Reorganization have been approved for listing on the New York Stock Exchange.

If the conditions to the Reorganization are not satisfied (or waived by us), we will continue to operate without the Maritime Restrictions, and New GulfMark will be dissolved.

Amendment, Deferral and Termination of the Reorganization Agreement (see page )	Subject to applicable law, the Reorganization Agreement may be amended by the mutual consent of GulfMark and New GulfMark, at any time prior to the effective time of the Reorganization, whether before or after the adoption of the Reorganization Agreement by our stockholders at the special meeting; provided that no amendment may be made after such adoption without the further approval of our stockholders, if by law such amendment requires such further approval.

The Reorganization Agreement may be terminated, before or after the special meeting of our stockholders, and the completion of the Reorganization may be deferred following the special meeting of our stockholders if, in the case of termination, our Board of Directors or, in the case of deferral, our Board of Directors or an authorized officer of GulfMark, determines that such termination or deferral would be advisable and in our best interests and that of our stockholders.

Effective Time (see page )	The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as may be specified in the certificate of merger), which we expect to occur promptly following the adoption of the Reorganization Agreement at the special meeting.

New GulfMark will change its name to “GulfMark Offshore, Inc.” at the effective time of the Reorganization.

Appraisal Rights (see page )	Under Delaware law, our stockholders do not have appraisal rights with respect to the Reorganization.

Board of Directors and Management (see page )	From and after the effective time of the Reorganization, the directors and executive officers of New GulfMark will be the same persons who serve as our directors and executive officers immediately prior to the Reorganization.

Listing of shares of Class A Common Stock of New GulfMark (see page )	From and after the effective time of the Reorganization, our common stock will be delisted and cease to trade and shares of New GulfMark Class A common stock will be listed for trading on the New York Stock Exchange under the symbol “GLF” — the same symbol under which our common stock currently trades.

Certain Financial Information (see page )	We have not included pro forma financial comparative per share information concerning GulfMark that gives effect to the Reorganization because, immediately after the completion of the Reorganization, the financial statements of New GulfMark will be the same as GulfMark’s financial statements immediately prior to the Reorganization. In addition, we have not provided financial statements of New GulfMark because, prior to the Reorganization, it will have no assets, liabilities or operations other than incident to its formation.

Exchange of Certificates (see page )	New GulfMark will appoint an exchange agent, who, as soon as practicable after the completion of the Reorganization, will send to our stockholders a letter of transmittal (which letter will require, among other things, that the holder specify whether such holder is a U.S. citizen or non-U.S. citizen) with instructions on how to exchange stock certificates, which represented shares of our common stock, for stock certificates representing shares of New GulfMark Class A common stock.

Our stockholders should not destroy any stock certificates representing shares of our common stock and should not submit any such certificates to New GulfMark until requested to do so.

Certain U.S. Federal Tax Consequences (see page )	You should not recognize a gain or loss for U.S. Federal income tax purposes as a result of the Reorganization or in the event of the conversion of shares of New GulfMark Class A common stock to shares of New GulfMark Class B common stock. You should consult your own tax adviser, however, to determine the specific tax consequences of such actions to you. Neither GulfMark nor New GulfMark will, for U.S. Federal income tax purposes, recognize any taxable gain or loss as a result of the Reorganization. Likewise, New GulfMark will not recognize any taxable gain or loss in the event of the conversion of shares of New GulfMark Class A common stock to shares of New GulfMark Class B common stock.

Expenses (see page )	All expenses related to the Reorganization will be paid by us whether or not the Reorganization is approved by our stockholders.

Equity-Based Plans (see page )	If the Reorganization is completed, our equity-based benefit plans for directors, officers and employees will be assumed by New GulfMark and shares of New GulfMark Class A common stock will be issued on a one-for-one basis upon the exercise of any options or payment of any other equity-based awards.

Vote Required (see page )	The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to adopt the Reorganization Agreement.

Recommendation (see page )	Our Board recommends you vote “FOR” adoption of the Reorganization Agreement.

PROPOSAL NO. 2: THE NEW GULFMARK AUTHORIZED SHARES PROPOSAL

The New GulfMark Authorized Shares Proposal (see page )	We are asking our stockholders to approve, in the event the Reorganization Agreement is adopted, the authorization in the certificate of incorporation of New GulfMark of 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock. Shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock can never be outstanding at the same time.

If the Reorganization Agreement is adopted and not terminated, but the New GulfMark authorized shares proposal is not approved, the certificate of incorporation of New GulfMark will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class.

Vote Required (see page )	The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to approve the New GulfMark authorized shares proposal.

Recommendation (see page )	Our Board of Directors recommends you vote “FOR” the New GulfMark authorized shares proposal.

PROPOSAL NO. 3: THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

The Amendment to Our Certificate of Incorporation (see page )	We are asking our stockholders to approve, in the event the Reorganization Agreement is not adopted or is terminated, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares. A copy of the proposed amendment to our certificate of incorporation is included as Appendix D herein.

If approved, the amendment to our certificate of incorporation would only become effective if the Reorganization Agreement is not adopted by our stockholders or is terminated.

Vote Required (see page )	The approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

Recommendation (see page )	Our Board of Directors recommends that you vote “FOR” the amendment to our certificate of incorporation.

PROPOSAL NO. 4: THE ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting (see page )	We are asking our stockholders to approve a proposal to adjourn the special meeting, if necessary, in the event that there are insufficient votes at the time of the Special Meeting to approve adoption of the Reorganization Agreement or to approve the other proposals.

Vote Required (see page )	The adoption of the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, requires the affirmative vote of holders of at least a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereat.

Recommendation (see page )	Our Board of Directors recommends you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies.

RISK FACTORS AND INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

Risk Factors (see page )	There are risks and uncertainties related to the proposals that you should carefully consider in deciding how to vote on the proposals.

Interests of Directors and Executive Officers in the Proposals (see page )	Our directors and executive officers own shares of our common stock and options to purchase shares of our common stock and, to that extent, their interest in the proposals is the same as that of the other holders of shares of our common stock.

As of November 30, 2009, our directors and executive officers beneficially owned 3,348,945 shares of our outstanding common stock (or approximately 12.96% of the total number of outstanding shares). Each of our directors and executive officers has advised us that he plans to vote all of the shares of our common stock over which he has sole voting control (2,443,576 shares or 9.46% of the total outstanding shares) in favor of the proposals. Our directors and executive officers beneficially own an additional 319,732 shares over which they have shared voting power. The affirmative vote of holders of at least a majority of the shares of our common stock outstanding on the record date is required to adopt the Reorganization Agreement, to approve the New GulfMark authorized shares proposal and to approve the amendment to our certificate of incorporation.

As of November 30, 2009, all of the directors and executive officers of New GulfMark were also directors or officers of GulfMark.

From and after the effective time of the Reorganization, the directors and executive officers of New GulfMark will be the same persons who serve as our directors and executive officers immediately prior to the Reorganization.

INFORMATION ABOUT THE SPECIAL MEETING

Date, Time and Place

The special meeting will be held on [          ] at the Company’s headquarters, located at 10111 Richmond Avenue, Suite 340, Houston, Texas 77042 at 9:00 a.m. central standard time.

Proposals to be Considered

At the special meeting, we will ask our stockholders:

1. To vote upon a proposal to adopt the Reorganization Agreement pursuant to which the Company will be merged with and into New GulfMark, a wholly owned subsidiary of the Company, with New GulfMark as the surviving entity, and each share of our common stock will be automatically converted into one share of Class A common stock of New GulfMark. The shares of New GulfMark Class A common stock will be subject to Maritime Restrictions, which are designed to assist us in maintaining our status as a U.S. citizen under applicable U.S. maritime and vessel documentation laws and, thus, our ability to operate in Coastwise Trade;

2. To vote upon a proposal to approve, in the event the Reorganization Agreement is adopted, the authorization in the certificate of incorporation of New GulfMark of 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock;

3. To vote upon a proposal to approve, in the event the Reorganization Agreement is not adopted or is terminated, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares; and

4. To vote upon a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the Reorganization Agreement and to approve the other proposals.

Recommendation of our Board of Directors

Our Board of Directors has approved the Reorganization and the Reorganization Agreement and recommends that the stockholders vote “FOR” the adoption of the Reorganization Agreement. Our Board of Directors also recommends that the stockholders vote “FOR” the New GulfMark authorized shares proposal, “FOR” the approval of the amendment to our certificate of incorporation and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

This Proxy Solicitation

We are sending you this proxy statement/prospectus because our Board of Directors is seeking a proxy to vote your shares at the special meeting. This proxy statement/prospectus is intended to assist you in deciding how to vote your shares. At the close of business on [          ], there were           shares of our common stock outstanding, which constitute all of the issued and outstanding voting shares of GulfMark. Only holders of record of shares of our common stock on the close of business on [          ] will be entitled to vote at the special meeting. On or about [          ], we will begin mailing this proxy statement/prospectus to all persons who will be entitled to vote at the special meeting.

We are paying the cost of requesting these proxies. Our directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. In addition, we have retained Innisfree to assist us in soliciting proxies for the special meeting. We have agreed to reimburse Innisfree for its reasonable costs and expenses, to indemnify it against certain losses, costs and expenses and to pay its fees, which all together we estimate should not exceed $25,000. This amount does not include the costs of preparing, printing, assembling, delivering and mailing the proxy materials. We will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common stock.

Voting Your Shares

You may vote your shares at the special meeting either in person or by proxy. To vote in person, you must attend the special meeting and obtain and submit a ballot. Ballots for voting in person will be available at the special meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the special meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the special meeting in accordance with the instructions you give on the proxy card. You may also submit a proxy for your shares by telephone or through the internet. Information and applicable deadlines for submitting a proxy by telephone or through the internet are set forth in the enclosed proxy card instructions.

Stockholders who hold shares registered in the name of a broker or other nominee may only vote pursuant to the instructions given to them by their broker or other nominee. If you hold shares registered in the name of a broker or other nominee, the nominee may only vote your shares as you direct the nominee, pursuant to the instructions given to you by the nominee. Brokers will not have discretionary voting authority to vote on the proposal to adopt the Reorganization Agreement; however, under the rules of the New York Stock Exchange, your broker or other nominee has discretionary authority to vote your shares on the New GulfMark authorized shares proposal, the proposal to amend our certificate of incorporation in the event the Reorganization Agreement is not adopted or is terminated and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. In order to vote their shares by attending the special meeting, as opposed to directing their broker or other nominee to vote their shares, stockholders who hold shares registered in the name of a broker or other nominee generally must bring to the special meeting a legal proxy from the broker or other nominee authorizing them to vote the shares.

Quorum

A quorum is necessary to hold the special meeting. A quorum for the transaction of business at the special meeting will be established by the presence, in person or by proxy, of a majority of the shares of our common stock issued and outstanding on [          ]. Abstentions will be included in determining the number of shares of our common stock present and entitled to vote at the special meeting for the purposes of determining the presence of a quorum.

In the absence of a quorum, holders of a majority of the shares present or represented by proxy at the special meeting and entitled to vote thereat (including shares held in street name for which a broker has not received voting instructions from the beneficial owner) may adjourn the meeting until a quorum is present.

Votes Required

Each share of our common stock issued and outstanding on the record date will be entitled to one vote. The affirmative vote of holders of at least a majority of all outstanding shares of our common stock is required to adopt the Reorganization Agreement, to approve the New GulfMark authorized shares proposal and to approve the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares in the event the Reorganization Agreement is not adopted or is terminated.

Abstentions will have the same effect as votes against the adoption of the Reorganization Agreement, the New GulfMark authorized shares proposal and the amendment to our certificate of incorporation. Brokers holding shares on behalf of beneficial owners cannot vote on the adoption of the Reorganization Agreement without the beneficial owners’ specific instructions. In contrast, under the rules of the New York Stock Exchange, brokers or other nominees have discretionary authority to vote shares held on behalf of beneficial owners absent instructions from such beneficial owners on the New GulfMark authorized shares proposal, the proposal to amend our certificate of incorporation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. Therefore, the failure of a stockholder who holds its shares in “street name” (i.e., through a broker or other nominee) to return a proxy or to vote in person or to direct its broker or other nominee to vote its shares will have the effect of a vote against the adoption of the Reorganization

Agreement, but such broker or other nominee may use its discretion to vote such shares on the other proposals.

The affirmative vote of holders of at least a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereat is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.

Stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy, to submit a proxy by telephone or through the internet or to follow the instructions for voting provided by their broker or other nominee.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted. You may revoke your proxy in one of the following three ways:

•	You may notify the Secretary of GulfMark in writing before the special meeting that you wish to revoke your proxy. In this case, please contact GulfMark Offshore, Inc., 10111 Richmond, Suite 340, Houston, Texas 77042, Attention: Quintin V. Kneen.

•	You may submit a proxy card dated later than your original proxy card (or if you submitted your proxy by telephone or the internet, you may change or revoke your proxy by calling the telephone number listed on your proxy card, by accessing the internet site listed on your proxy card or submitting a later-dated proxy card).

•	If you hold your shares in “street name”, and wish to change or revoke your proxy, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker or other holder of record to see your options.

•	Any holder of our common stock entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been given. Merely attending the special meeting, however, will not by itself revoke a proxy; you must obtain a ballot and vote your shares at the special meeting to revoke a previously submitted proxy.

RISK FACTORS

You should carefully consider the risk factors described below as well as other information provided to you in this proxy statement/prospectus in deciding how to vote on the proposals. You should also consider the other information contained in or incorporated by reference into this proxy statement/prospectus, particularly our Annual Report on Form 10-K for the year ended December 31, 2008.

The Maritime Restrictions may cause the market price of the shares of New GulfMark Class A common stock to be lower than the market price of the shares of our common stock currently outstanding.

If the Reorganization is completed, you will receive shares of New GulfMark Class A common stock that will be subject to the Maritime Restrictions described in this proxy statement/prospectus, which are designed to assist us in maintaining our status as a U.S. citizen under the Jones Act. These Maritime Restrictions currently do not apply to shares of our common stock. Other public companies that are subject to the Jones Act impose ownership restrictions similar to the Maritime Restrictions on their stockholders. We do not believe that our common stock trades at a premium to these other public companies with Jones Act restrictions as a result of our current lack of such restrictions, but we cannot assure you that the market price of shares of New GulfMark Class A common stock will be comparable to the market price of shares of our common stock and it is possible that the Maritime Restrictions will have an adverse effect on the market price of the shares of New GulfMark Class A common stock.

The Maritime Restrictions may result in transfers to non-U.S. citizens being void and ineffective and, thus, may impede or limit your ability to transfer or purchase shares of New GulfMark Class A common stock.

To be eligible to document vessels in the United States and to operate those vessels in Coastwise Trade, at least 75% of the outstanding shares of each class or series of our capital stock must be owned by U.S. citizens within the meaning of the Jones Act. We believe we currently are a U.S. citizen. The Maritime Restrictions provide that if a transfer of shares of New GulfMark Class A common stock by you to a non-U.S. citizen would result in non-U.S. citizens owning (of record or beneficially) or controlling, in the aggregate, more than a maximum permitted percentage of 22% of the outstanding shares of New GulfMark Class A common stock (such shares in excess of the maximum permitted percentage, “excess shares”), then such purported transfer will be void and the purported transferee will not be recognized as the owner (of record or beneficially) of such excess shares. To the extent transfers of excess shares are voided, the liquidity or market value of your shares of New GulfMark Class A common stock may be adversely impacted.

In addition, our stockholders and purported transferees of shares of New GulfMark Class A common stock may be required to provide a citizenship certification and other documentation to New GulfMark as the Board of Directors of New GulfMark deems advisable. This certification process may delay the completion of transfers of shares of New GulfMark Class A common stock as compared to transfers of our common stock.

The Maritime Restrictions provide for the automatic transfer of excess shares to a trust for sale and may result in non-U.S. citizens suffering losses from the sale of excess shares.

In the event (1) the restrictions voiding purported transfers described above would be ineffective, (2) of a change in the citizenship of a stockholder or (3) of the original issuance of shares of New GulfMark Class A common stock to a non-U.S. citizen (each, a “restricted event”) that would otherwise result in the number of shares of New GulfMark Class A common stock owned (of record or beneficially) or controlled, in the aggregate, by non-U.S. citizens to exceed the maximum permitted percentage of 22%, the resulting excess shares will be automatically transferred to a trust.

The trustee of the trust will be a U.S. citizen and the trustee (and not the proposed recipients of excess shares, or “restricted persons”) will have all voting rights and rights to dividends or other distributions. The trustee will sell the excess shares to a U.S. citizen designated by the trustee, which may be New GulfMark.

Upon the sale, the trustee will distribute the net proceeds of the sale and any dividends or other distributions received by the trust as follows:

•	The restricted person will receive (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the trust) the lesser of:

(1)	the price paid by the restricted person for the shares or, if the restricted person did not give value for the shares (e.g., a gift, devise or other similar transaction or change in citizenship status), the fair market value (determined in accordance with the formula set forth in the certificate of incorporation of New GulfMark) of the shares on the date of the restricted event; and

(2)	the price received by the trustee from the sale of the shares.

•	The charitable beneficiary will receive any net sale proceeds in excess of the amount payable to the restricted person, and any dividends or other distributions paid with respect to such excess shares.

If the trustee sells the excess shares to New GulfMark, the sale price will be equal to the lesser of:

(1)	the fair market value of the excess shares on the date New GulfMark accepts the offer; and

(2)	the price paid by the restricted person in connection with the restricted event (or, in the case of a gift, devise or other similar transaction or change in citizenship status, the fair market value on the date of the restricted event).

As a result, a restricted person will not profit on its investment in the excess shares and is instead likely to sustain a loss with respect to such investment. In addition, New GulfMark has set the maximum permitted percentage at 22%, which is lower than the maximum percentage of 25% permitted by the Jones Act for Coastwise Trade. As a result, non-U.S. citizens may be deprived of shares of New GulfMark Class A common stock at a time when their ownership did not jeopardize New GulfMark’s status as a U.S. citizen under the Jones Act for Coastwise Trade.

The Maritime Restrictions permit New GulfMark to redeem shares of Class A common stock, which may result in stockholders who are non-U.S. citizens being required to sell their excess shares of New GulfMark Class A common stock at an undesirable time or price or on unfavorable terms.

If the trust sale provisions would be ineffective to prevent the shares of New GulfMark Class A common stock owned (of record or beneficially) or controlled, in the aggregate, by non-U.S. citizens from exceeding the maximum permitted percentage, New GulfMark will have the power (but not the obligation) to redeem all or any portion of such excess shares, unless such redemption is not permitted under applicable law.

The redemption price of such excess shares will be an amount equal to:

(1)	the lesser of:

(x)	the fair market value of the excess shares on the redemption date; and

(y)	the price paid by the restricted person in connection with the restricted event (or, in the case of a gift, devise or other similar transaction or change in citizenship status, the fair market value on the date of the restricted event),

(2)	minus any dividends or distributions received by such restricted person with respect to such excess shares.

As a result, stockholders who are non-U.S. citizens may be required to sell their excess shares of New GulfMark Class A common stock at an undesirable time or price, will not receive any return on their investment in such shares and are likely to sustain a loss on their investment. In addition, a stockholder may not immediately receive cash in the redemption as New GulfMark may, at its option, pay the redemption price in the form of a promissory note with a maturity of up to 10 years and bearing interest at fixed rate equal to the yield on the U.S. Treasury Note of comparable maturity.

In addition, until such excess shares are redeemed or no longer constitute excess shares, the restricted persons owning such shares will not be entitled to any voting rights with respect to such shares and New GulfMark will pay any dividends or distributions with respect to such shares into an escrow account.

New GulfMark’s financial condition may be adversely affected by a redemption of excess shares or it may not have the funds or the ability to redeem any excess shares.

New GulfMark may have to incur additional indebtedness, or use available cash (if any), to fund all or a portion of such redemption, in which case New GulfMark’s financial condition may be adversely affected.

In addition, New GulfMark may be unable to redeem excess shares because its operations may not have generated sufficient excess cash flow to fund such redemption or because our outstanding senior notes and our credit facilities, which will be assumed by New GulfMark, contain covenants that may prevent New GulfMark from redeeming such excess shares. Consequently, there is no guarantee that New GulfMark will be able to obtain the funds necessary to affect such redemption on terms satisfactory to New GulfMark or at all.

If the Maritime Restrictions are ineffective, New GulfMark could be forced to suspend its Coastwise Trade activities, be subject to substantial penalties, which may include seizure or forfeiture of our vessels, and/or lose its ability to register its vessels in Coastwise Trade.

If all of the citizenship-related safeguards in New GulfMark’s certificate of incorporation fail at a time when non-U.S. citizens, in the aggregate, own, vote or control more than 25% of outstanding shares of New GulfMark Class A common stock, New GulfMark would likely no longer be considered a U.S. citizen under the applicable U.S. maritime and vessel documentation laws for Coastwise Trade. Such an event could result in ineligibility of New GulfMark to engage in Coastwise Trade, the imposition of substantial penalties against New GulfMark, including seizure or forfeiture of our vessels, and/or the inability to register its vessels in the United States, each of which could have a material adverse effect on its financial condition and results of operation.

The maximum permitted percentage of 22% will change automatically in the event the maximum percentage permitted by the applicable U.S. maritime and vessel documentation laws changes.

In the event that the U.S. maritime and vessel documentation laws are amended to change the maximum percentage of shares of capital stock that may be owned by, voted by or controlled by non-U.S. citizens, the certificate of incorporation of New GulfMark provides that the maximum permitted percentage of 22% applicable to shares of New GulfMark Class A common stock will automatically be changed to a percentage that is three percentage points lower than the percentage that would cause New GulfMark to violate the U.S. maritime and vessel documentation laws as amended. As a result, the shares of New GulfMark Class A common stock held by a non-U.S. citizen may become excess shares, and be subject to the trust transfer and redemption provisions contained in the certificate of incorporation of New GulfMark, without such non-U.S. citizen taking any action.

The Maritime Restrictions may impede or discourage efforts by a third party to acquire New GulfMark, even if doing so would benefit our stockholders.

Although the Maritime Restrictions are designed to assist us in complying with the U.S. maritime and vessel documentation laws applicable to us, the Maritime Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of our stockholders. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of Class A common stock of New GulfMark to a third party acquirer at a premium above market prices in such a transaction. In addition, the Maritime Restrictions may delay the assumption of control by a holder of a large block of shares of New GulfMark Class A common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders.

Eligibility requirements in New GulfMark’s certificate of incorporation and bylaws may limit its ability to recruit and retain qualified directors and executive officers.

New GulfMark’s bylaws require that so long as shares of New GulfMark Class A common stock remain outstanding, New GulfMark’s Chairman of the Board and chief executive officer, by whatever title, must be U.S. citizens. In addition, New GulfMark’s certificate of incorporation and bylaws specify that not more than a minority of directors comprising the minimum number of members of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion as the Board of Directors determines is necessary to comply with applicable law) may be non-U.S. citizens so long as shares of New GulfMark Class A common stock remain outstanding. New GulfMark’s bylaws provide for similar citizenship requirements with regard to committees of the Board of Directors. As a result, New GulfMark may be unable to allow a non-U.S. citizen, who would otherwise be qualified, to serve as director or as its Chairman of the Board or chief executive officer.

Our business could be adversely affected if the Reorganization Agreement is not adopted.

We currently do not have restrictions in place that protect our ability to maintain our status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws. If the Reorganization Agreement is not adopted, we may not have the ability to prohibit or prevent non-U.S. citizens from owning in the aggregate 25% or more of our common stock or other situations from occurring that may cause us to lose our status as a U.S. citizen under the applicable U.S. maritime and vessel documentation laws. As a result, non-U.S. citizens could intentionally or inadvertently own in the aggregate more than 25% of our common stock, and we would no longer be considered a U.S. citizen under the applicable laws. Such an event could result in our ineligibility to engage in Coastwise Trade, the imposition of substantial penalties against us, including seizure or forfeiture of our vessels, and the inability to register our vessels in the United States, each of which could have a material adverse effect on our financial condition and results of operation.

The increase in the number of authorized shares of New GulfMark common stock or our common stock, in either case, could have an adverse effect on our stockholders.

If the New GulfMark authorized shares proposal is approved, the Reorganization Agreement is adopted and the Reorganization is completed, New GulfMark will have twice the number of authorized shares of Class A common stock available for issuance than shares of GulfMark common stock currently authorized for issuance. Alternatively, if the Reorganization Agreement is not adopted by our stockholders or is terminated and the proposal to amend our certificate of incorporation is approved, then the number of authorized shares of our common stock will similarly be increased from 30 million shares to 60 million shares.

The issuance of additional shares of New GulfMark common stock or our common stock, as the case may be, may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of shares of New GulfMark common stock or our common stock, as the case may be. Holders of shares of our common stock do not have preemptive rights and neither will holders of shares of New GulfMark common stock.

The availability for issuance of additional shares of New GulfMark common stock or our common stock, as the case may be, could also have the effect of rendering more difficult or discouraging an attempt to obtain control of New GulfMark or us, respectively. For example, the issuance of shares of New GulfMark common stock (within the limits imposed by applicable law and the rules of any exchange upon which shares of New GulfMark common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of New GulfMark. The issuance of additional shares of New GulfMark common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of New GulfMark’s existing stockholders. The same would be true with respect to us in the event the Reorganization Agreement is not adopted or is terminated and the amendment to our certificate of incorporation is approved. If the New GulfMark authorized shares proposal is not approved, but the Reorganization Agreement is adopted by our stockholders and is not terminated, then the New GulfMark certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class.

PROPOSAL NO. 1:

THE REORGANIZATION

The Parties

GulfMark is a Delaware corporation. GulfMark provides offshore marine services primarily to companies involved in offshore exploration and production of oil and natural gas. New GulfMark is a newly formed Delaware corporation and wholly owned subsidiary of GulfMark. New GulfMark was formed for the purpose of effecting the Reorganization. New GulfMark has no operating history and nominal assets, liabilities and capitalization.

The principal places of business of GulfMark and New GulfMark are both located at 10111 Richmond Ave., Suite 340, Houston, Texas 77042, telephone: (713) 963-9522.

Reasons for the Reorganization

Since July 1, 2008, we have acquired 28 vessels, all of which are U.S. flagged and most of which operate in Coastwise Trade. Under the applicable U.S. maritime and vessel documentation laws, only those vessels that are owned and managed by U.S. citizens (as determined by those laws) and are built in and registered under the laws of the United States are allowed to engage in Coastwise Trade.

For purposes of the applicable U.S. maritime and vessel documentation laws, a corporation is considered a U.S. citizen only if:

•	the corporation is organized under the laws of the United States or any state thereof;

•	the chief executive officer, by whatever title, and the chairman of the board of directors are U.S. citizens;

•	directors representing not more than a minority of the number of the directors necessary to constitute a quorum of the board of directors are non-U.S. citizens; and

•	at least a majority or, in the case of an endorsement for operating in Coastwise Trade, 75% of the ownership and voting power of the shares of the capital stock is owned by, voted by and controlled by U.S. citizens, free from any trust or fiduciary obligations in favor of, or any contract or understanding under which voting power or control may be exercised directly or indirectly on behalf of non-U.S. citizens.

We believe we currently are a U.S. citizen under these requirements, eligible to engage in Coastwise Trade. If we fail to comply with these U.S. citizen requirements, however, we would likely no longer be considered a U.S. citizen under the applicable laws. Such an event could result in our ineligibility to engage in Coastwise Trade, the imposition of substantial penalties against us, including seizure and forfeiture of our vessels, and the inability to register our vessels in the United States, each of which could have a material adverse effect on our financial condition and results of operation.

Our Board of Directors recommends that the Reorganization Agreement be adopted. The shares of Class A common stock of New GulfMark to be received by our stockholders as a result of the Reorganization will be subject to the Maritime Restrictions described under “— Maritime Restrictions” below. These Maritime Restrictions are designed to assist us in maintaining our status as a U.S. citizen for the purposes of the applicable U.S. maritime and vessel documentation laws.

The Reorganization Agreement

The agreement and plan of reorganization (the “Reorganization Agreement”) is attached as Appendix A to this proxy statement/prospectus, and the discussion of the Reorganization Agreement and the Reorganization is qualified in its entirety by reference to it.

In the Reorganization, pursuant to the terms and conditions of the Reorganization Agreement, GulfMark will merge with and into New GulfMark, with New GulfMark as the surviving entity. As part of the Reorganization, New GulfMark will assume all of the assets, liabilities and obligations of GulfMark and following the Reorganization, New GulfMark will have the same business and operations as GulfMark prior to the Reorganization.

At the effective time of the Reorganization:

•	GulfMark will be merged with and into New GulfMark, New GulfMark will survive and the separate existence of GulfMark will cease;

•	each share of GulfMark common stock outstanding will be automatically converted into one share of Class A common stock of New GulfMark, which will be subject to the Maritime Restrictions included in the certificate of incorporation of New GulfMark; and

•	each share of converted GulfMark common stock will be canceled.

Changes in the Certificate of Incorporation of New GulfMark

The certificate of incorporation of New GulfMark will be the certificate of incorporation following completion of the Reorganization. The following is a summary of the material differences between our certificate of incorporation and the certificate of incorporation of New GulfMark. The full text of New GulfMark’s certificate of incorporation is attached as Appendix B to this proxy statement/prospectus and the discussion of New GulfMark’s certificate of incorporation is qualified in its entirety by reference to it; provided, however, that, as described under “Proposal No. 2: The New GulfMark Authorized Shares Proposal”, if the New GulfMark authorized shares proposal is not approved, but the Reorganization Agreement is adopted by our stockholders and is not terminated, then New GulfMark’s certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class. For additional information regarding New GulfMark’s certificate of incorporation, see “Description of New GulfMark Common Stock” below.

New GulfMark’s certificate of incorporation is substantially similar to GulfMark’s certificate of incorporation prior to the Reorganization in all material respects, except New GulfMark’s certificate of incorporation:

•	authorizes two classes of common stock: New GulfMark Class A common stock, par value $0.01 per share, and New GulfMark Class B common stock, par value $0.01 per share;

•	authorizes two million shares, par value $0.01 per share, of preferred stock compared to two million shares, without par value, of preferred stock currently authorized under GulfMark’s certificate of incorporation;

•	subjects the shares of New GulfMark Class A common stock, but not shares of New GulfMark Class B common stock, to the Maritime Restrictions described under “— Maritime Restrictions” below;

•	requires that not more than a minority of the minimum number of directors of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion as the Board of Directors may determine to be necessary to comply with the applicable U.S. maritime and vessel documentation laws) be non-U.S. citizens so long as shares of New GulfMark Class A common stock remain outstanding;

•	limits the indemnification of expenses to directors and officers who commence legal actions without the authorization of the Board of Directors of New GulfMark;

•	provides for the advancement of expenses to New GulfMark’s directors and officers in the case of certain legal actions brought or threatened against such parties entitled to indemnification for their conduct on behalf of New GulfMark;

•	eliminates mandatory indemnification of non-officer employees and agents of New GulfMark; and

•	eliminates, subject to any resolutions designating a series of preferred stock, class voting for all classes of New GulfMark capital stock in votes to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of any class of New GulfMark capital stock.

In addition, if the New GulfMark authorized shares proposal is approved, New GulfMark’s certificate of incorporation will authorize 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock. For additional information regarding the New GulfMark shares authorized proposal, see “Proposal No. 2: The New GulfMark Authorized Shares Proposal” below. Under the New GulfMark certificate of incorporation shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock can never be outstanding at the same time.

For additional information on the conversion of shares of New GulfMark Class A common stock to shares of New GulfMark Class B common stock please see “— General” above.

Changes in the Bylaws of New GulfMark

The bylaws of New GulfMark will be the bylaws following the completion of the Reorganization. The following is a summary of the material differences between our bylaws and the bylaws of New GulfMark. The full text of New GulfMark’s bylaws is attached as Appendix C to this proxy statement/prospectus and the discussion of New GulfMark’s bylaws is qualified in its entirety by reference to it. For additional information regarding New GulfMark’s bylaws, see “Description of New GulfMark Common Stock” below.

New GulfMark’s bylaws are substantially similar to GulfMark’s bylaws prior to the Reorganization in all material respects, except New GulfMark’s bylaws:

•	require that New GulfMark’s Chairman of the Board and chief executive officer, by whatever title, be U.S. citizens so long as shares of New GulfMark Class A common stock remain outstanding;

•	require that not more than a minority of the minimum number of directors of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion as the Board of Directors may determine to be necessary to comply with the applicable U.S. maritime and vessel documentation laws) be non-U.S. citizens so long as shares of New GulfMark Class A common stock remain outstanding;

•	require that not more than a minority of the minimum number of directors of any committee of the Board of Directors necessary to constitute a quorum of such committee (or such other portion as the Board of Directors may determine to be necessary to comply with the applicable U.S. maritime and vessel documentation laws) be non-U.S. citizens so long as shares of New GulfMark Class A common stock remain outstanding;

•	provide for the indemnification and advancement of expenses to New GulfMark’s directors and officers in the case of certain legal actions brought or threatened against such parties entitled to indemnification for their conduct on behalf of New GulfMark;

•	permit a majority of the directors constituting a quorum of the Board of Directors to designate committees and remove officers, whereas GulfMark’s bylaws only permit a majority of the full Board of Directors to take such actions; and

•	eliminate the requirement to have at least three directors on each committee of the Board of Directors.

Maritime Restrictions

The following is a summary of the Maritime Restrictions in New GulfMark’s certificate of incorporation. This summary is qualified in its entirety by reference to the full text of New GulfMark’s certificate of incorporation set forth in the accompanying Appendix B. We urge stockholders to carefully read the certificate of incorporation of New GulfMark in its entirety.

General

In order to protect New GulfMark’s ability to register vessels in the U.S. under the applicable U.S. maritime and vessel documentation laws and operate those vessels in Coastwise Trade, the New GulfMark certificate of incorporation limits the aggregate ownership (record or beneficial) or control of shares of its Class A common stock by non-U.S. citizens (as such term is determined by the applicable U.S. maritime and vessel documentation laws for purposes of Coastwise Trade) to 22% of the total issued and outstanding shares of such class. We refer to such percentage limitation on foreign ownership of shares of New GulfMark Class A common stock as the “Maximum Permitted Percentage” and any such shares owned by non-U.S. citizens in excess of the Maximum Permitted Percentage as “Excess Shares”. To the extent the applicable U.S. maritime and vessel documentation laws are amended to change the legal foreign ownership maximum percentage, the New GulfMark certificate of incorporation provides that the Maximum Permitted Percentage will automatically be changed to a percentage that is three percentage points lower than the legal foreign ownership maximum percentage, as amended. In the event New GulfMark is subject to any other U.S. Federal law that restricts the ownership of shares of New GulfMark capital stock by non-U.S. citizens, New GulfMark’s Board of Directors will have discretion to impose ownership restrictions and other provisions that are substantially consistent with such applicable law on the shares of New GulfMark’s capital stock (so long as such restrictions and other provisions are no more restrictive than the Maritime Restrictions). In addition, the New GulfMark certificate of incorporation provides that a person will not be deemed to be a “record owner”, “beneficial owner” or “controller” of shares of New GulfMark Class A common stock, if the Board of Directors of New GulfMark determines, in good faith, that such person is not an owner of such shares in accordance with and for the purposes of the applicable U.S. maritime and vessel documentation laws.

Restriction on Transfers of Excess Shares

The New GulfMark certificate of incorporation provides that any purported transfer of any shares of New GulfMark Class A common stock that would result in the aggregate ownership of shares of New GulfMark Class A common stock in excess of the Maximum Permitted Percentage by one or more persons who is not a U.S. citizen will be void and ineffective, and neither New GulfMark nor its transfer agent will register any such purported transfer on the stock transfer records of New GulfMark or recognize any such purported transferee as a stockholder of New GulfMark for any purpose (including for purposes of voting, dividends and distributions), except to the extent necessary to effect the remedies available to New GulfMark under its certificate of incorporation (as described under “— Additional Remedies for Exceeding the Maximum Permitted Percentage” and “— Redemption of Excess Shares” below).

Additional Remedies for Exceeding the Maximum Permitted Percentage

In the event such restrictions voiding purported transfers would be ineffective for any reason, the New GulfMark certificate of incorporation provides that if any transfer (a “Proposed Transfer”) to a proposed transferee (a “Proposed Transferee”) would otherwise result in the ownership by non-U.S. citizens of an aggregate number of shares of New GulfMark Class A common stock in excess of the Maximum Permitted Percentage, such Excess Shares will automatically be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The Proposed Transferee will not acquire any rights in the Excess Shares transferred into the trust.

The New GulfMark certificate of incorporation also provides that the above trust transfer provisions apply to (1) any change in the status (a “Status Change”) of an owner of shares of New GulfMark Class A common stock from a U.S. citizen to a non-U.S. citizen (a “Disqualified Recipient”) that results in non-U.S. citizens, in the aggregate, owning shares of New GulfMark Class A common stock in excess of the Maximum Permitted Percentage and (2) any issuance of shares of New GulfMark Class A common stock (including the shares of New GulfMark Class A common stock being issued in the Reorganization) (a “Deemed Original Issuance” and, together with a Proposed Transfer and a Status Change, each, a “Restricted Event”) to a non-U.S. citizen (a “Disqualified Recipient” and, together with a Proposed Transferee and Disqualified Person, a “Restricted Person”) that would result in non-U.S. citizens, in the aggregate, owning shares of New GulfMark Class A common stock in excess of the Maximum Permitted Percentage.

The automatic transfer will be deemed to be effective as of immediately before the consummation of the Restricted Event. Shares of New GulfMark Class A common stock held in the trust will remain issued and outstanding shares. Any Restricted Person will not profit from ownership of any shares of New GulfMark Class A common stock held in the trust, will have no rights to dividends or distributions and will have no rights to vote or other rights attributable to the shares of New GulfMark Class A common stock held in the trust. The trustee of the trust, who will be a U.S. citizen chosen by New GulfMark and unaffiliated with New GulfMark or any owner of such Excess Shares, will have all voting rights and rights to dividends or other distributions with respect to Excess Shares held in the trust. The trustee of the trust may rescind as void any vote given by a holder with respect to Excess Shares and revoke any proxy given by such holder with respect to Excess Shares and recast such vote or resubmit such proxy for the benefit of the charitable beneficiary of such trust, unless prohibited from doing so by applicable law or New GulfMark has already taken corporate action in respect of which such vote was cast or proxy was given. These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary of such trust. In each case, any dividend or distribution authorized and paid by New GulfMark to a Restricted Person with respect to such Restricted Person’s Excess Shares after the automatic transfer of such Excess Shares into a trust must be paid by the Restricted Person to the trustee. Any dividend or distribution authorized with respect to any Excess Shares after the automatic transfer of such Excess Shares into the trust but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for distribution to the charitable beneficiary. The amount of any such dividends or distribution received by a Restricted Person with respect to Excess Shares and not paid to the trustee may be withheld by the trustee from the proceeds of the sale of such Excess Shares remitted to such Restricted Person (as further described below).

Within 20 days of receiving notice from New GulfMark that shares of New GulfMark Class A common stock have been transferred to the trust, the trustee will sell the shares to a U.S. citizen designated by the trustee (or to New GulfMark in accordance with the procedures described below). Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the proceeds of the sale (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the trust) to the Restricted Person and to the charitable beneficiary as follows:

•	In the case of Excess Shares transferred into the trust as a result of a Proposed Transfer, the Proposed Transferee will receive the lesser of (1) the price paid by the Proposed Transferee for the shares or, if the Proposed Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the fair market value (determined in accordance with the formula set forth in the New GulfMark certificate of incorporation) of the shares on the date of the Proposed Transfer (the “Proposed Transfer Price”) and (2) the price received by the trustee from the sale of the shares.

•	In the case of Excess Shares transferred into the trust as a result of a Status Change, the Disqualified Recipient will receive the lesser of (1) the fair market value (determined in accordance with the formula set forth in the New GulfMark certificate of incorporation) of the shares on the date of the Status Change (the “Status Change Price”) and (2) the price received by the trustee from the sale of the shares.

•	In the case of Excess Shares transferred into the trust as a result of a Deemed Original Issuance (including any shares of New GulfMark Class A common stock being issued in the Reorganization), the Disqualified Recipient will receive the lesser of (1) the price paid by the Disqualified Recipient for the shares or, if the Disqualified Recipient did not give value for the shares in connection with the

Original Issuance, the fair market value (determined in accordance with the formula set forth in the New GulfMark certificate of incorporation) of the shares on the date of the Deemed Original Issuance (the “Deemed Original Issuance Price”) and (2) the price received by the trustee from the sale of the shares.

Any net sale proceeds in excess of the amount payable to the Restricted Person will be promptly paid to the charitable beneficiary. If such shares are sold by the Restricted Person prior to New GulfMark’s discovery that shares of its Class A common stock should have been transferred to the trust, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the Restricted Person received an amount for the shares that exceeds the amount such Restricted Person was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of New GulfMark Class A common stock held in the trust will be deemed to have been offered for sale to New GulfMark at a price per share equal to the lesser of (1) the fair market value (determined in accordance with the formula set forth in the New GulfMark certificate of incorporation) on the date New GulfMark accepts the offer and (2) the Proposed Transfer Price, the Status Change Price or the Deemed Original Issuance Price, as the case may be, of such Excess Shares. New GulfMark will have the right to accept the offer until the trustee has sold the shares. Upon a sale to New GulfMark, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute to the Restricted Person the portion of the net proceeds from the sale due to the Restricted Person and pay the remainder, if any, to the charitable beneficiary of the trust.

Redemption of Excess Shares

To the extent that the above trust transfer provisions would be ineffective for any reason, the New GulfMark certificate of incorporation provides that, to prevent the percentage of aggregate shares of New GulfMark Class A common stock owned by non-U.S. citizens from exceeding the Maximum Permitted Percentage, New GulfMark, by action of its Board of Directors, in its sole discretion, will have the power (but not the obligation) to redeem all or any portion of such Excess Shares, unless such redemption is not permitted under applicable law.

Until such Excess Shares are redeemed, the Restricted Persons owning such shares will not be entitled to any voting rights with respect to such shares and New GulfMark will pay any dividends or distributions with respect to such shares into an escrow account. Full voting, distribution and dividend rights will be restored to such Excess Shares (and any dividends or distributions paid into an escrow account will be paid to holders of record of such shares), promptly after the time and to the extent the Board of Directors determines that such shares no long constitute Excess Shares, unless such shares have already been redeemed by New GulfMark.

If the Board of Directors of New GulfMark determines to redeem Excess Shares, the redemption price of such Excess Shares will be an amount equal to (1) the lesser of (x) the fair market value (determined in accordance with the formula set forth in the New GulfMark certificate of incorporation) on the redemption date and (y) in the case of a Proposed Transfer, the Proposed Transfer Price of such Excess Shares, in the case of a Status Change, the Status Change Price of such Excess Shares or, in the case of a Deemed Original Issuance, the Deemed Original Issuance Price of such Excess Shares, minus (2) any dividends or distributions received by such Restricted Person with respect to such Excess Shares prior to and including the redemption date instead of being paid into the escrow account. The Board of Directors of New GulfMark may, in its discretion, pay the redemption price in cash or by the issuance of interest-bearing promissory notes with a maturity of up to 10 years and bearing a fixed rate equal to the yield on the U.S. Treasury Note of comparable maturity. Upon redemption, any dividends or distributions that have been paid into an escrow account with respect to such redeemed shares will be paid by the escrow agent for such account to a charitable organization that is a U.S. citizen designated by New GulfMark, net of any taxes and other costs and expenses of the escrow agent.

Permitted Actions by the Board of Directors Relating to the Maritime Restrictions

In addition to the foregoing restrictions, so that New GulfMark may assure compliance with the applicable U.S. maritime and vessel documentation laws, its certificate of incorporation authorizes its Board of Directors to effect any and all measures necessary or desirable (consistent with the provisions of its certificate of incorporation) to fulfill the purpose of and to implement the Maritime Restrictions, including:

•	obtaining, as a condition precedent to the transfer of shares of New GulfMark Class A common stock, a citizenship certification and any other documentation New GulfMark or its transfer agent deems advisable from the transferee of such shares (and persons on whose behalf shares of New GulfMark Class A common stock are to be held);

•	determining the citizenship of any owner of shares of New GulfMark Class A common stock and, in making such determination, relying upon the stock transfer records of New GulfMark, the citizenship certificates and other documentation given by owners or their transferees and such other written statements and affidavits and such other proof as New GulfMark may deem reasonable;

•	developing issuance, transfer, redemption, escrow and legend notice provisions and procedures regarding certificated and uncertificated shares of New GulfMark Class A common stock;

•	establishing and maintaining a dual stock certificate system under which different forms of certificates are issued to U.S. citizens and non-U.S. citizens; and

•	mandating that all shares of Class A common stock issued by New GulfMark include the legend specified in the certificate of incorporation of New GulfMark (or other appropriate legend reflecting the Maritime Restrictions) or, in the case of uncertificated shares, mandating that the record holder thereof be sent a written notice containing the information in the applicable legend within a reasonable time after the issuance or transfer thereof in accordance with Delaware law.

Maritime Restrictions Severable

The Maritime Restrictions are intended to be severable. If any one or more of the Maritime Restrictions is held to be invalid, illegal or unenforceable, the New GulfMark certificate of incorporation provides that the validity, legality or enforceability of any other provision will not be affected.

National Securities Exchange

In order for New GulfMark to comply with any conditions to listing the shares of New GulfMark Class A common stock that may be specified by any applicable national securities exchange or automated inter-dealer quotation service, the certificate of incorporation of New GulfMark also provides that nothing therein, such as the provisions voiding transfers to non-U.S. citizens, will preclude the settlement of any transaction entered into through any such applicable national securities exchange or automated inter-dealer quotation service if such preclusion is prohibited by such exchange or quotation service.

New GulfMark Class B Common Stock, Termination of Maritime Restrictions

Shares of New GulfMark Class B common stock will not be issued in the Reorganization and will not be subject to the Maritime Restrictions. Initially, shares of New GulfMark Class B common stock will only be issued upon the conversion of all of the outstanding and treasury shares of New GulfMark Class A common stock into outstanding or treasury shares of New GulfMark Class B common stock, as the case may be. Each outstanding and treasury share of New GulfMark Class A common stock will be automatically converted into one share of New GulfMark Class B common stock in the event the New GulfMark Board determines that either:

•	the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary); or

•	the elimination of such restrictions is in the best interest of New GulfMark and its stockholders.

Thereafter, the converted shares of New GulfMark Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

Conditions to the Reorganization

The consummation of the Reorganization is subject to the satisfaction (or waiver by GulfMark) of the following conditions:

•	any consents, approvals or authorizations that GulfMark deems necessary or appropriate to be obtained in connection with the Reorganization have been obtained;

•	the holders of at least a majority of the outstanding shares of common stock of GulfMark have adopted the Reorganization Agreement;

•	the registration statement of which this proxy statement/prospectus forms a part has become effective under the Securities Act and is not be subject to any SEC stop orders (or proceeding seeking a stop order);

•	GulfMark has received an opinion from its tax counsel with respect to certain U.S. Federal tax consequences of the Reorganization;

•	GulfMark has received an opinion from its Delaware counsel as to the binding nature of the Maritime Restrictions contained in the New GulfMark certificate of incorporation; and

•	the shares of Class A common stock to be issued by New GulfMark in connection with the Reorganization have been approved for listing on the New York Stock Exchange.

If these conditions to the Reorganization are not satisfied (or waived by GulfMark) and the Reorganization is not completed, GulfMark will continue to operate without the Maritime Restrictions and New GulfMark will be dissolved.

Amendment, Deferral and Termination of the Reorganization Agreement

Subject to applicable law, the Reorganization Agreement may be amended by the mutual consent of GulfMark and New GulfMark, at any time prior to the effective time of the Reorganization, whether before or after the adoption of the Reorganization Agreement by the GulfMark stockholders at the special meeting; provided that no amendment may be made after such adoption without the further approval of GulfMark’s stockholders, if by law such amendment requires such further approval.

The Reorganization Agreement may be terminated, before or after the special meeting of the GulfMark stockholders, and the completion of the Reorganization may be deferred following the special meeting if, in the case of termination, the GulfMark Board of Directors or, in the case of deferral, the GulfMark Board Directors or an authorized officer of GulfMark, determines that such termination or deferral would be advisable and in GulfMark’s best interests and that of its stockholders.

Effective Time

The Reorganization will become effective immediately upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as may be specified in the certificate of merger), which we expect to occur promptly following approval of the Reorganization at the special meeting.

Appraisal Rights

Under Delaware law, no holder of shares of our common stock will have appraisal rights in connection with the Reorganization, because shares of our common stock are, and the shares of Class A common stock of

New GulfMark to be issued in connection with the Reorganization will be, listed on the New York Stock Exchange.

Board of Directors and Management

From and after the Reorganization, New GulfMark’s Board of Directors will consist of the same individuals who serve on GulfMark’s Board of Directors immediately prior to the Reorganization.

The individuals who are our executive officers immediately prior to the Reorganization will be New GulfMark’s executive officers from and after the Reorganization.

Listing of New GulfMark Class A Common Stock

From and after the Reorganization, the shares of Class A common stock of New GulfMark will be listed for trading on the New York Stock Exchange under the symbol “GLF” — the same symbol under which shares of our common stock now trade. From and after the Reorganization, shares of our common stock will be delisted and cease to trade on the New York Stock Exchange.

Certain Financial Information

The Reorganization will result in the conversion of each share of our common stock into one share of New GulfMark Class A common stock. We have not included pro forma financial comparative per share information concerning GulfMark that gives effect to the Reorganization because, immediately after the completion of the Reorganization, the financial statements of New GulfMark will be the same as GulfMark’s financial statements immediately prior to the Reorganization, with no change to our historical financial statements. In addition, we have not provided financial statements of New GulfMark because, prior to the Reorganization, it will have no assets, liabilities or operations other than incident to its formation.

Exchange of Certificates

Initially, the shares of Class A common stock of New GulfMark will not be represented by certificates, but rather will exist as entries on New GulfMark’s transfer agent’s books. New GulfMark will appoint an exchange agent for purposes of facilitating the exchange of certificates representing shares of our common stock for certificates representing shares of New GulfMark Class A common stock. As soon as practicable after the Reorganization, the exchange agent will mail to each holder of record of shares of GulfMark common stock immediately prior to the Reorganization a letter of transmittal and instructions to surrender certificates representing such shares in exchange for certificates representing shares of New GulfMark Class A common stock. Upon proper surrender of a GulfMark common stock certificate, the holder will be entitled to receive in exchange therefor a certificate representing a number of shares of New GulfMark Class A common stock equal to the number of shares of our common stock represented by the surrendered certificate. If you do not surrender your GulfMark common stock certificates, your shares of New GulfMark Class A common stock will continue to exist in uncertificated form.

If you currently hold shares of our common stock in uncertificated form, you will receive a notice of the completion of the Reorganization and your shares of New GulfMark Class A common stock received in connection with the Reorganization will continue to exist in uncertificated form.

Holders of GulfMark common stock certificates should not destroy their GulfMark stock certificates and should not surrender such certificates to New GulfMark until requested to do so.

From and after the effective time of the Reorganization and until exchanged in accordance with the provisions of the letter of transmittal, each stock certificate representing shares of GulfMark common stock will not represent shares of New GulfMark Class A common stock, but instead, will only represent the right to receive a stock certificate representing the shares of New GulfMark Class A common stock into which such shares of GulfMark common stock were converted by virtue of the Reorganization.

Each stock certificate representing shares of New GulfMark Class A common stock will bear a legend that indicates that such shares are subject to the Maritime Restrictions. In the case of uncertificated shares of New GulfMark Class A common stock, New GulfMark will send to each record holder thereof a written notice containing the information set forth in such legend in accordance with Delaware law.

Certain U.S. Federal Income Tax Consequences

This summary is qualified in its entirety by reference to, and is based upon, U.S. Federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to change, and such changes may or may not have retroactive effect. This summary does not discuss all aspects of U.S. Federal income taxation that may be relevant to a particular stockholder or to certain types of stockholders subject to special treatment under the U.S. Federal income tax laws, or any aspect of state, local or foreign tax laws. This summary only applies to stockholders who hold shares of GulfMark common stock and will hold shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock as a capital asset. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary view of any of the items described below, and no ruling from the IRS has been or will be sought.

As a result of the Reorganization, for U.S. Federal income tax purposes, holders of shares of GulfMark common stock will:

•	recognize no gain or loss upon the receipt of shares of New GulfMark Class A common stock in exchange for shares of GulfMark common stock;

•	have an initial tax basis in the shares of New GulfMark Class A common stock received in the Reorganization that is the same as their adjusted tax basis in the shares of GulfMark common stock exchanged therefor; and

•	have a holding period for shares of New GulfMark Class A common stock that includes their holding period for the shares of GulfMark common stock exchanged therefor.

You should consult your own tax advisor to determine the specific tax consequences of the Reorganization to you.

As described under “— New GulfMark Class B Common Stock, Termination of Maritime Restrictions” above, the shares of New GulfMark Class A common stock are convertible into shares of New GulfMark Class B common stock.

In the event of such conversion, for U.S. Federal income tax purposes, holders of shares of New GulfMark Class A common stock will:

•	recognize no gain or loss upon the conversion of New GulfMark Class A common stock into New GulfMark Class B common stock;

•	have an initial tax basis in the shares of New GulfMark Class B common stock received in the conversion that is the same as their adjusted tax basis in the shares of New GulfMark Class A common stock converted therefor; and

•	have a holding period for shares of New GulfMark Class B common stock that includes their holding period for the shares of New GulfMark Class A common stock converted therefor.

You should consult your own tax advisor to determine the specific tax consequences to you in the event of the conversion of the shares of New GulfMark Class A common stock to shares of New GulfMark Class B common stock.

Neither GulfMark nor New GulfMark will, for U.S. Federal income tax purposes, recognize any taxable gain or loss as a result of the Reorganization.

Expenses

All expenses related to the Reorganization, including fees and expenses of our attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this proxy statement/prospectus, will be paid by us whether or not the Reorganization is approved by our stockholders.

Equity-Based Plans

If the Reorganization is completed, our equity-based benefit plans for directors, officers and employees will be assumed by New GulfMark and shares of New GulfMark Class A common stock will be issued on a one-for-one basis upon the exercise of any options or payment of any other stock-based awards.

Vote Required

The proposal for adoption of the Reorganization Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock on the record date entitled to vote on the proposal. Abstentions and “broker non-votes” will have the effect of a vote “against” the foregoing proposal.

THE BOARD OF DIRECTORS OF GULFMARK
RECOMMENDS A VOTE
“FOR”
THE ADOPTION OF THE REORGANIZATION AGREEMENT

DESCRIPTION OF NEW GULFMARK COMMON STOCK

We have summarized certain provisions of New GulfMark’s certificate of incorporation and bylaws below, but you should read them for a more complete description of the rights of holders of shares of New GulfMark common stock.

General

Currently, New GulfMark’s certificate of incorporation authorizes New GulfMark to issue up to 60 million shares of Class A common stock, par value $0.01 per share, up to 60 million shares of Class B common stock, par value $0.01 per share, and up to 2 million shares of preferred stock, par value $0.01 per share. If the New GulfMark authorized shares proposal is not approved, but the Reorganization Agreement is adopted by our stockholders and is not terminated, then the New GulfMark certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the authorized shares of each class of New GulfMark common stock to 30 million shares per class. As of November 30, 2009, one share of New GulfMark Class A common stock and no shares of New GulfMark Class B common stock or preferred stock were outstanding. GulfMark is, and until consummation of the Reorganization, will be, the sole stockholder of New GulfMark. The shares of New GulfMark Class A common stock are subject to the Maritime Restrictions as described under “Proposal No. 1: The Reorganization — Maritime Restrictions” above.

Subject to the limitations in the certificate of incorporation of New GulfMark or applicable law, the shares of New GulfMark Class A common stock have, and if issued, the shares of New GulfMark Class B common stock will have, all rights ordinarily associated with shares of common stock under Delaware law, including, but not limited to, general voting rights and general rights to dividends and distributions and, except for the Maritime Restrictions and conversion provisions, which are only applicable to the shares of New GulfMark Class A common stock, the rights of the shares of New GulfMark Class A common stock and New GulfMark Class B common stock are identical.

The shares of New GulfMark Class B common stock are not subject to the Maritime Restrictions. Shares of New GulfMark Class B common stock are not being issued in the Reorganization. Initially, the shares of New GulfMark Class B common stock are only issuable upon the conversion of all of the outstanding and treasury shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock in the event the New GulfMark Board of Directors determines that either:

•	the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to New GulfMark (or have been amended so that the Maritime Restrictions are no longer necessary); or

•	the elimination of such restrictions is in the best interest of New GulfMark and its stockholders.

Thereafter, the converted shares of New GulfMark Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

Voting and Dividend Rights

Each record holder of shares of New GulfMark common stock is entitled to one vote per share held by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by applicable law, a holder of shares of New GulfMark common stock will not be entitled to vote on any amendment to the certificate of incorporation of New GulfMark that relates solely to the terms of one or more outstanding series of preferred stock of New GulfMark if the holders of such affected series are entitled under the New GulfMark certificate of incorporation to vote on any such amendment. Except as may be provided in the New GulfMark certificate of incorporation or by applicable law, the holders of shares of New GulfMark common stock have the exclusive right to vote in the election of directors and for all other purposes. The voting rights of shares of New GulfMark Class A common stock are subject to additional restrictions described under “Proposal No. 1: The Reorganization — Maritime Restrictions” above. If issued, the shares of New GulfMark Class B common stock will not be subject to the Maritime Restrictions.

Subject to any preferences that may be applicable to any then-outstanding series of preferred stock, holders of shares of New GulfMark common stock are entitled to receive dividends and distributions on such shares at such times and amounts as may be declared by New GulfMark’s Board of Directors out of funds legally available for that purpose. The dividend and distribution rights of the shares of New GulfMark Class A common stock are subject to additional restrictions described under “Proposal No. 1: The Reorganization — Maritime Restrictions” above. If issued, shares of New GulfMark Class B common stock will not be subject to the Maritime Restrictions.

The number of authorized shares of New GulfMark common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of outstanding capital stock of New GulfMark irrespective of the class voting provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware. If the New GulfMark authorized shares proposal is not approved, but the Reorganization Agreement is adopted by our stockholders and not terminated, then the New GulfMark certificate of incorporation will be amended prior to the completion of the Reorganization to decrease the authorized shares of each class of New GulfMark common stock to 30,000,000 shares per class.

New GulfMark has no specific plans to pay any dividends on its shares of New GulfMark common stock in the foreseeable future. Certain of the financing arrangements that will be assumed by New GulfMark from GulfMark in the Reorganization restrict the payment of cash dividends.

Number of Directors and Vacancies and Newly Created Directorships

Subject to any special rights of holders of any then-outstanding series of preferred stock to elect directors, the certificate of incorporation of New GulfMark provides that the Board of Directors of New GulfMark will have no less than three and no more than fifteen directors, with the precise number of directors to be fixed in the manner prescribed in the bylaws. The bylaws of New GulfMark provide for the number of directors to be determined from time to time by a resolution of the Board of Directors. Newly created directorships or vacancies occurring on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum, or by a plurality of votes cast at a meeting of New GulfMark stockholders. Any director elected to fill a newly created directorship or vacancy on the Board of Directors serves until the expiration of the term of office of the director whom he or she replaced or until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Special Meetings of the Stockholders

Subject to any rights of holders of any then-outstanding series of preferred stock or applicable law, New GulfMark’s bylaws provide that a special meeting of stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of directors. Subject to the foregoing provisions, holders of shares of New GulfMark common stock do not have the power to call a special meeting.

Stockholder Action by Written Consent

New GulfMark’s certificate of incorporation does not prohibit New GulfMark’s stockholders from acting by written consent; therefore, under Delaware law, New GulfMark’s stockholders may take any action which could otherwise be taken at any annual or special meeting of the stockholders by written consent without a meeting, notice or vote. New GulfMark’s bylaws provide for a set of mechanics for such stockholder consent solicitations by, among other things, requiring a stockholder seeking to take such action to make a written request of the New GulfMark Board of Directors to set a record date for the consent solicitation and establishing other ministerial functions.

Liquidation or Dissolution

In the event New GulfMark liquidates, dissolves or winds up its affairs, prior to any distributions to the holders of its common stock, its creditors and the holders of its preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of New GulfMark’s common stock will share ratably, according to the number of shares of common stock held, in its remaining assets, if any. Notwithstanding the foregoing, the rights of owners of shares of New GulfMark Class A common stock to receive distributions (upon liquidation or otherwise) are subject to the Maritime Restrictions as described under “Proposal No. 1: The Reorganization — Maritime Restrictions” above.

Maritime Restrictions

The shares of the New GulfMark Class A common stock issued in the Reorganization will be subject to the Maritime Restrictions. See “Proposal No. 1: The Reorganization — Maritime Restrictions” above for a detailed description of these restrictions. If issued, shares of New GulfMark Class B common stock will not be subject to the Maritime Restrictions.

Conversion

The conversion of shares of New GulfMark Class A common stock into shares of New GulfMark Class B common stock is described under “— General” above.

Redemption

Shares of New GulfMark common stock are not redeemable (except for any shares of New GulfMark Class A common stock that are Excess Shares) and have no subscription or preemptive rights. For a description of New GulfMark’s right to redeem Excess Shares, see “Proposal No. 1: The Reorganization — Maritime Restrictions — Redemption of Excess Shares” above.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of New GulfMark common stock is American Stock Transfer & Trust Company.

Limitation of Directors’ Liability and Indemnification

New GulfMark’s certificate of incorporation (like GulfMark’s certificate of incorporation) contains provisions eliminating the personal liability of its directors to New GulfMark and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as it exists on the date of the New GulfMark certificate of incorporation or as it may be amended. The General Corporation Law of the State of Delaware prohibits such elimination of personal liability of a director for:

•	any breach of the director’s duty of loyalty to New GulfMark or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

These provisions only apply to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under the General Corporation Law of the State of Delaware and not for violations of other laws such as the U.S. Federal securities laws and U.S. Federal and state environmental laws.

As a result of these provisions in New GulfMark’s certificate of incorporation, New GulfMark’s stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, New GulfMark’s stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit New GulfMark.

In addition, New GulfMark’s certificate of incorporation and bylaws provide that New GulfMark will indemnify and advance expenses to, and hold harmless, each of its directors and officers (each, an “indemnitee”), to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of New GulfMark or, while a director or officer of New GulfMark, is or was serving at the request of New GulfMark as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in its certificate of incorporation and bylaws, New GulfMark will be required under its certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by New GulfMark’s Board of Directors.

In addition, it is expected that following the Reorganization, New GulfMark will enter into indemnification agreements (collectively, the “Indemnification Agreements”) with each of its directors and certain officers (each, an “Contractual Indemnitee”). Each Indemnification Agreement will provide that New GulfMark will indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with New GulfMark, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in the right of New GulfMark, against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of New GulfMark, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement will further provide that New GulfMark will indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with New GulfMark, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in the right of New GulfMark to procure a judgment in its favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of New GulfMark. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in the right of New GulfMark will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to New GulfMark or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by New GulfMark if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses.

Each Indemnification Agreement will also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the Indemnification Agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by New GulfMark against such expenses. The Contractual Indemnitee will further be required to return any such advance to New GulfMark which remains unspent at the conclusion of the action or proceeding to which the advance related.

In addition, each Indemnification Agreement will provide that New GulfMark will use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which New GulfMark is obligated to indemnify a Contractual Indemnitee under his or her Indemnification Agreement, one or more insurance policies providing the directors and officers of New GulfMark coverage for losses from wrongful acts and omissions and to ensure New GulfMark’s performance of its indemnification obligations under each Indemnification Agreement.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this registration statement and incorporated herein by reference.

Delaware Section 203

As a Delaware corporation, New GulfMark is subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 imposes a three-year moratorium on the ability of public Delaware corporations to engage in a wide range of specified transactions with any “interested stockholder”. An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of the outstanding voting stock of the corporation. However, the moratorium will not apply if, among other things, the transaction is approved by:

•	the board of directors of the corporation prior to the time the interested stockholder became an interested stockholder; or

•	at or after the time the interested stockholder became an interested stockholder, the board of directors of the corporation and, at a meeting of stockholders, the holders of two-thirds of the outstanding voting stock of the corporation, not including those shares owned by the interested stockholder.

It is not expected that New GulfMark will have a stockholder that owns 15% or more of its common stock following the Reorganization. If a stockholder acquired more than 15% of New GulfMark’s common stock, then such stockholder would be subject to the restrictions under Section 203.

Anti-takeover Effects

The Maritime Restrictions may have anti-takeover effects because they will restrict the ability of non-U.S. citizens to own, in the aggregate, more than 22% of the outstanding shares of New GulfMark Class A common stock. The Maritime Restrictions are not in response to any effort to accumulate shares of GulfMark common stock or to obtain control of GulfMark prior to the Reorganization. The Board of Directors of GulfMark considers the Maritime Restrictions to be reasonable and in GulfMark’s best interests and that of its stockholders because the Maritime Restrictions reduce the risk that the Company will not be a U.S. citizen under the U.S. maritime and vessel documentation laws applicable to registering vessels in the United States and operating those vessels in Coastwise Trade. In the opinion of the Board of Directors of GulfMark, the fundamental importance to our stockholders of maintaining eligibility under these laws is a more significant consideration than the indirect “anti-takeover” effect the Maritime Restrictions may have or the cost and expense of preparing this proxy statement, soliciting proxies in favor of the Reorganization and holding the special meeting.

If the New GulfMark authorized shares proposal is approved, the increase in number of authorized shares of New GulfMark common stock may also have an anti-takeover effect. The availability for issuance of additional shares of New GulfMark common stock could have the effect of rendering more difficult or discouraging an attempt to obtain control of New GulfMark. For example, the issuance of shares of New GulfMark common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of New GulfMark. The issuance of additional shares of New GulfMark common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of New GulfMark stockholders.

PROPOSAL NO. 2:

THE NEW GULFMARK AUTHORIZED SHARES PROPOSAL

Our stockholders are being asked to approve, in the event the Reorganization Agreement is adopted, the authorization in the certificate of incorporation of New GulfMark of 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock.

Our certificate of incorporation currently authorizes 30 million shares of our common stock and as of November 30, 2009, we had 25,838,598 shares issued and outstanding with an additional 1,487,838 shares reserved for issuance under our equity-based benefit plans. If the New GulfMark authorized shares proposal is approved, the Reorganization Agreement is approved and the Reorganization is completed, the New GulfMark certificate of incorporation would authorize for issuance 60 million shares of New GulfMark Class A common stock and 60 million shares of New GulfMark Class B common stock. Under the New GulfMark certificate of incorporation, shares of New GulfMark Class A common stock and shares of New GulfMark Class B common stock cannot be outstanding at the same time. The New GulfMark Board of Directors believes that it is in New GulfMark’s best interests to have the flexibility to issue additional shares of common stock, or securities convertible into common stock, as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or the New GulfMark certificate of incorporation. Neither GulfMark nor New GulfMark has any agreements, understandings or plans for the issuance or use of the additional shares of New GulfMark common stock proposed to be authorized, although, following the completion of the Reorganization, the New GulfMark Board of Directors will continually evaluate New GulfMark’s long-term financing options and, depending on market conditions and other factors, it may engage in one or more transactions involving the issuance of additional shares of New GulfMark common stock or securities convertible into such shares from time to time. The availability of additional shares of New GulfMark common stock will enhance New GulfMark’s flexibility in connection with possible future actions, such as financings, corporate mergers, stock dividends, stock splits and other corporate purposes. The New GulfMark Board of Directors will decide whether, when and on what terms the issuance of shares of New GulfMark common stock or other securities convertible into such shares may be appropriate in connection with any of the foregoing purposes and, with the increased flexibility of additional authorized shares of New GulfMark common stock, may do so without the delay of a special meeting of stockholders at that time.

If the Reorganization Agreement is adopted and is not terminated, but the New GulfMark authorized shares proposal is not approved, the certificate of incorporation of New GulfMark will be amended prior to the completion of the Reorganization to decrease the number of authorized shares of each class of New GulfMark common stock to 30 million shares per class.

Separately, in this proxy statement/prospectus, we are asking our stockholders to approve an amendment to our certificate of incorporation to increase the authorized number of shares of our common stock from 30 million shares to 60 million shares. The amendment to our certificate of incorporation, however, will not be effective unless the Reorganization Agreement is not adopted by our stockholders at the special meeting or is terminated. For additional information regarding the proposal to amend our certificate of incorporation, see “Proposal No. 3: Approval of the Amendment to Our Certificate of Incorporation” below.

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to approve the New GulfMark authorized shares proposal.

THE BOARD OF DIRECTORS OF
GULFMARK RECOMMENDS A VOTE
“FOR”
THE NEW GULFMARK
AUTHORIZED SHARES PROPOSAL

PROPOSAL NO. 3:

THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our stockholders are being asked to approve, in the event the Reorganization Agreement is not adopted or is terminated, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 30 million shares to 60 million shares. The full text of the proposed amendment to our certificate of incorporation is attached as Appendix D to this proxy statement/prospectus. Even if approved, the amendment to our certificate of incorporation will only become effective upon the termination of the Reorganization Agreement.

We currently have 30 million shares of its common stock authorized for issuance and, as of November 30, 2009, 25,838,598 shares of our common stock were issued and outstanding, with an additional 1,487,838 shares reserved for issuance under our equity-based benefit plans. Our Board of Directors believes that in the event the Reorganization Agreement is not completed it is our best interests to have the flexibility to issue additional shares of our common stock, or securities convertible into our common stock, as needs may arise without further stockholder action, unless required by applicable law, regulation, listing requirements or our certificate of incorporation. We do not have any agreements, understandings or plans for the issuance or use of the additional shares of our common stock proposed to be authorized, although our Board of Directors continually evaluates our long-term financing options and, depending on market conditions and other factors, may engage in one or more transactions involving the issuance of additional shares of our common stock or securities convertible into such shares from time to time. The availability of additional shares of our common stock will enhance our flexibility in connection with possible future actions, such as financings, corporate mergers, stock dividends, stock splits and other corporate purposes. Our Board of Directors decides whether, when and on what terms the issuance of shares of our common stock or other securities convertible into such shares may be appropriate in connection with any of the foregoing purposes and, with the increased flexibility of additional authorized shares of our common stock, may do so without the delay of a special meeting of stockholders at that time.

The availability for issuance of additional shares of our common stock could also have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of our common stock (within the limits imposed by applicable law and the rules of any exchange upon which shares of our common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of our common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of our existing stockholders.

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to approve the amendment to our certificate of incorporation.

THE BOARD OF DIRECTORS OF GULFMARK
RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE AMENDMENT TO THE
GULFMARK CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF
GULFMARK COMMON STOCK FROM 30 MILLION
SHARES TO 60 MILLION SHARES

PROPOSAL NO. 4:

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote on a proposal to adjourn the special meeting, if necessary, in the event that there are not sufficient votes at the time of the special meeting to approve the adoption of the Reorganization Agreement, to approve the New GulfMark authorized shares proposal or to approve the amendment to our certificate of incorporation. The affirmative vote of the holders of at least a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereat is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies.

THE BOARD OF DIRECTORS OF GULFMARK
RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL
MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES, IN THE EVENT THAT THERE ARE NOT
SUFFICIENT VOTES AT THE TIME OF THE SPECIAL
MEETING TO ADOPT THE
REORGANIZATION AGREEMENT
OR APPROVE THE OTHER PROPOSALS

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSALS

Our directors and executive officers own shares of our common stock and options to purchase shares of our common stock and, to that extent, their interest in the proposals is the same as the interest in the proposals of our stockholders generally.

As of November 30, 2009, our directors and executive officers beneficially owned 3,348,945 shares of our outstanding common stock (or approximately 12.96% of the total outstanding shares). Each of our directors and executive officers has advised us that he plans to vote all of the shares of common stock over which he has sole voting control (2,443,576 shares or 9.46% of the total outstanding shares) in favor of the proposals. Our directors and executive beneficially own an additional 319,732 shares over which they have shared voting power. The affirmative vote of holders of at least a majority of the shares of our common stock outstanding on the record date is required to adopt the Reorganization Agreement, to approve the New GulfMark authorized shares proposal or to approve the amendment to our certificate of incorporation.

As of November 30, 2009, all of the directors and executive officers of New GulfMark were also directors or officers of GulfMark.

From and after the effective time of the Reorganization, the directors and executive officers of New GulfMark will be the same persons who serve as our directors and executive officers immediately prior to the Reorganization.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of November 30, 2009, the number and percentage of shares of our common stock beneficially owned by each of our directors, each of our executive officers and all of our directors and executive officers as a group:

								Non-Vested
	GulfMark				Units			Units	Total
	Common	GulfMark	Other		Equivalent to	Total		Equivalent to	Interest in
	Stock	Common	GulfMark		GulfMark	GulfMark		GulfMark	GulfMark
	Subject to	Stock Subject	Common		Common	Common		Common	Common
	Restricted	to Currently	Stock		Stock	Stock		Stock Not	Stock and
	Stock	Exercisable	Beneficially		Beneficially	Beneficially	Percent of	Beneficially	Unit
Name	Awards(1)	Options(2)	Owned		Owned(3)	Owned(4)	Class(5)	Owned(6)	Equivalent

Peter I. Bijur	2,200	20,000	13,800		2,920	38,920	—	—	38,920
David J. Butters	2,200	20,000	670,013	(7)	12,183	704,396	2.73%	—	704,396
Brian R. Ford	5,700	—	2,000		89	7,789	—	176	7,965
Louis S. Gimbel, 3rd	2,200	20,000	380,688	(8)	5,176	408,064	1.58%	—	408,064
Sheldon S. Gordon	2,200	40,000	23,800		21,513	87,513	—	—	87,513
Robert B. Millard	2,200	20,000	716,613		13,381	752,194	2.91%	—	752,194
Robert T. O’Connell	2,200	—	2,900		4,229	9,329	—	—	9,329
Larry T. Rigdon	2,200	—	164,434		1,949	168,583	—	227	168,810
Rex C. Ross	5,700	—	7,400		3,097	16,197	—	—	16,197
Bruce A. Streeter	111,226	200,000	360,203	(9)	50,809	722,238	2.80%	—	722,238
Quintin V. Kneen	18,745	—	1,915		2,767	23,427	—	2,693	26,120
John E. (“Gene”) Leech	51,433	106,000	198,896	(10)	36,003	392,332	1.52%	—	392,332
Samuel R. Rubio	10,316	—	2,126		5,521	17,963	—	863	18,826
All directors and officers as a group (13 persons)	218,520	426,000	2,544,788		159,637	3,348,945	12.96%	3,959	3,352,904

(1)	Includes shares of our common stock held for our directors and executive officers pursuant to restricted stock awards issued under various incentive plans maintained by us. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.

(2)	Includes currently exercisable stock options and those stock options that will become exercisable within 60 days of November 30, 2009 issued under our various incentive plans. The beneficial owner has no voting power or investment power over these shares prior to exercising the options.

(3)	Includes shares of our common stock held for our directors and executive officers under our Executive Nonqualified Excess Plan where the shares are vested or will vest within 60 days of November 30, 2009.

(4)	Unless otherwise indicated below, beneficial ownership of shares of our common stock reported in the table includes both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer. Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of our common stock.

(5)	Percentage based solely on Total GulfMark Common Stock Beneficially Owned. Less than one percent unless otherwise indicated.

(6)	Includes shares of our common stock held for our directors and executive officers under our Executive Nonqualified Excess Plan where such shares do not vest within 60 days of November 30, 2009.

(7)	Includes 80,400 shares beneficially owned by Mr. Butters’ wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

(8)	Includes 30,420 shares of our common stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

(9)	Includes 208,392 shares of our common stock owned jointly by Mr. Streeter and his wife with respect to which shares Mr. Streeter has shared voting and dispositive power.

(10)	Includes 520 shares of our common stock beneficially owned by Mr. Leech’s children, and with respect to which shares Mr. Leech has shared voting and dispositive power.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The information incorporated by reference in this proxy statement/prospectus as described below is considered to be a part of this proxy statement/prospectus, except for any information that is modified or superseded by information that is included directly in this proxy statement/prospectus or by a document subsequently filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that GulfMark has previously filed with the SEC. They contain important information about GulfMark and its financial condition.

GulfMark’s SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2008

Quarterly Reports on Form 10-Q	For each of the periods ended March 31, 2009, June 30, 2009 and September 30, 2009

Current Reports on Form 8-K	Dated April 15, 2009, June 29, 2009, October 16, 2009 and October 21, 2009

Definitive Proxy Statement on Schedule 14A	Filed April 24, 2009

Also incorporated by reference are additional documents that GulfMark may file with the SEC after the date of this proxy statement/prospectus and prior to the date of the special meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

LEGAL MATTERS

The validity of the New GulfMark common stock has been passed upon by Richards, Layton & Finger, P.A., special Delaware legal counsel to GulfMark. Cravath, Swaine & Moore LLP, special legal counsel to GulfMark, has rendered an opinion to GulfMark as to certain tax matters.

Richards, Layton & Finger, P.A. has also rendered an opinion to GulfMark as to the binding nature of the Maritime Restrictions under the General Corporation Law of the State of Delaware.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of GulfMark and subsidiaries incorporated in this Registration Statement and in the related proxy statement/prospectus by reference to GulfMark’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been so incorporated in reliance on the reports of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a process called “householding” for mailing this proxy statement/prospectus in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy statement/prospectus, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the proxy statement/prospectus at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact Quintin V. Kneen at telephone number (713) 963-9522. Eligible stockholders of record receiving multiple copies of the proxy statement/prospectus can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of the proxy statement/prospectus or you may request householding by contacting your broker, bank or nominee.

By order of the Board of Directors

Quintin V. Kneen
Secretary

Houston, Texas
Date: [          ]

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of October 14, 2009 (this “Agreement”), by and between GulfMark Offshore, Inc., a Delaware corporation (the “Company”) and New GulfMark Offshore, Inc., a Delaware corporation (“New GulfMark”).

WHEREAS the Company has an authorized capital stock consisting of 30,000,000 shares of common stock, par value $0.01 per share (“Company Common Stock”), of which 25,839,873 shares are issued and outstanding as of September 30, 2009, and 2,000,000 shares of preferred stock, without par value, none of which are outstanding on the date hereof;

WHEREAS New GulfMark has an authorized capital stock consisting of 2,000,000 shares of preferred stock, par value $0.01 per share, 60,000,000 shares of Class A common stock, par value $0.01 per share (“New GulfMark Class A Common Stock”), and 60,000,000 shares of Class B common stock, par value $0.01 per share (“New GulfMark Class B Common Stock” and, together with New GulfMark Class A Common Stock, “New GulfMark Common Stock”), of which one share of New GulfMark Class A Common Stock is issued and outstanding and held by the Company as of the date hereof;

WHEREAS the respective Boards of Directors of the Company and New GulfMark each desire that the Company merge with and into New GulfMark (the “Merger”) upon the terms and conditions set forth herein and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), and that the Company Common Stock be converted into Surviving Corporation Common Stock (as defined herein) on the terms and conditions set forth herein;

WHEREAS the respective Boards of Directors of the Company and New GulfMark have approved this Agreement and declared its advisability and directed that this Agreement be submitted to a vote of their respective stockholders;

WHEREAS the Company and New GulfMark intend this Agreement to constitute a “plan of reorganization”, and the Merger to constitute an “F” reorganization, under Section 368 of the Internal Revenue Code of 1986, as amended;

WHEREAS the Board of Directors of New GulfMark has resolved that each share of Surviving Corporation Common Stock into which a share of Company Common Stock is converted by virtue of the Merger shall be uncertificated until such time as the holder of such share of Company Common Stock surrenders the Company Certificate (as defined herein) formerly representing such share of Company Common Stock held by such holder to the Surviving Corporation; and

WHEREAS the Company and New GulfMark desire to make certain covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

Section 1.01.  The Merger; Effect of Merger.  At the Effective Time (as defined herein) of the Merger, the Company shall be merged with and into New GulfMark, with New GulfMark as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and Section 259 of the DGCL.

Section 1.02.  Effective Time.  (a) Following adoption of this Agreement by the stockholders of the Company at a special meeting of the Company’s stockholders held to consider such adoption (the “Special Meeting”), and provided that (i) the conditions in Section 5.01 have been fulfilled or waived and (ii) this

Agreement has not been terminated and abandoned in accordance with Section 6.03, the Surviving Corporation shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of the State of Delaware in accordance with the provisions of Section 103 of the DGCL and this Agreement.

(b) The Merger shall be effective immediately upon filing of the Certificate of Merger with the Secretary of the State of Delaware or such later date and time as may be specified therein (such date and time, the “Effective Time”).

Section 1.03.  New GulfMark Certificate of Incorporation.  The certificate of incorporation of New GulfMark as constituted immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until it shall thereafter be amended as provided by law, except that as a result of the Merger, Article I of the certificate of incorporation of the Surviving Corporation shall be amended to substitute the words “GulfMark Offshore, Inc.” for the words “New GulfMark Offshore, Inc.”.

Section 1.04.  New GulfMark Bylaws.  The bylaws of New GulfMark as constituted immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation from and after the Effective Time until the same shall thereafter be altered, amended or repealed.

Section 1.05.  Company’s Directors and Officers.  The directors of the Company immediately prior to the Effective Time shall constitute the directors of the Surviving Corporation from and after the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation or their earlier death, resignation, disqualification or removal. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation from and after the Effective Time, and shall initially hold the same position or positions with the Surviving Corporation that they did with the Company immediately prior to the Effective Time, to hold office until their successors have been duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation or their earlier death, resignation, disqualification or removal.

ARTICLE II

Conversion of Shares

Section 2.01.  Conversion of Company Common Stock.  At the Effective Time, each share of Company Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one share of Class A common stock, par value $0.01 (“Surviving Corporation Common Stock”), of the Surviving Corporation.

Section 2.02.  Cancellation of New GulfMark Common Stock.  At the Effective Time, each share of New GulfMark Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be cancelled and no consideration shall be delivered in respect thereof.

ARTICLE III

Exchange of Stock Certificates

Section 3.01.  Appointment of Exchange Agent.  At or prior to the Effective Time, the Company shall appoint a bank or trust company selected by the Company as exchange agent (“Exchange Agent”) for the purpose of facilitating the exchange of certificates representing shares of Company Common Stock (“Company Certificates”) for certificates representing shares of Surviving Corporation Common Stock (“Surviving Corporation Certificates”), which shall contain the legend provided for in the certificate of incorporation of the Surviving Corporation.

Section 3.02.  Exchange of Certificates.  As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal, which letter of transmittal shall (a) require such holder to specify whether such holder is a U.S. Citizen or Non-U.S. Citizen (as each term is defined in the certificate of incorporation of the Surviving Corporation) and all other information as may be required by the Surviving Corporation in accordance with Article IX of the certificate of incorporation of the Surviving Corporation, (b) specify that delivery of Company Certificates shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and (c) specify instructions for use in effecting the surrender of the Company Certificates in exchange for Surviving Corporation Certificates. Upon proper surrender of each Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Surviving Corporation Certificate representing one share of Surviving Corporation Common Stock for each share represented by the surrendered Company Certificate. From and after the Effective Time and until exchanged in accordance with this Article III, each Company Certificate shall not represent shares of Surviving Corporation Common Stock, but instead, shall represent only the right to receive a Surviving Corporation Certificate representing the shares of Surviving Corporation Common Stock into which the shares of Company Common Stock represented by such Company Certificate were converted in accordance with the Section 2.01.

Section 3.03.  Restriction on Payment of Dividends and Distributions.  To the fullest extent permitted by applicable law, no dividends or other distributions declared or made after the Effective Time with respect to Surviving Corporation Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate until the holder thereof shall surrender such Company Certificate in accordance with Section 3.02. Upon surrender of a Company Certificate in accordance with Section 3.02, there shall be paid to the record holder thereof, without interest, (i) at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to shares of Surviving Corporation Common Stock represented by such Surviving Corporation Certificate and (ii) at the appropriate payment date, the amount of such dividends or other distributions with a record date after the Effective Time, but prior to such surrender and a payment date subsequent to such surrender payable with respect to shares of Surviving Corporation Common Stock represented by such Surviving Corporation Common Stock Certificate. Notwithstanding the foregoing, to the fullest extent permitted by law, none of Surviving Corporation, New GulfMark, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Section 3.04.  Issuance of Surviving Corporation Certificate in a Different Name.  Subject to the certificate of incorporation of the Surviving Corporation, if any Surviving Corporation Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that (a) the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Surviving Corporation Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable and (b) the stockholder in whose name the Surviving Corporation Certificate is to be registered shall have provided the Surviving Corporation with verification of such stockholder’s citizenship and all other information as may be required by the Surviving Corporation in accordance with Article IX of the certificate of incorporation of the Surviving Corporation.

Section 3.05.  No Transfers of Company’s Common Stock after the Effective Time.  After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of the Surviving Corporation with respect to such shares and no Surviving Corporation Certificate shall be issued representing the shares of Surviving Corporation Common Stock exchangeable for such shares of Company Common Stock unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.02 (or such other documents as are satisfactory to the Surviving Corporation and the Exchange Agent in their sole discretion).

Section 3.06.  Lost, Stolen or Destroyed Certificates.  In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen, or destroyed Company Certificate, a Surviving Corporation Certificate representing the shares of Surviving Corporation Common Stock deliverable in respect of such Company Certificate pursuant to this Agreement.

ARTICLE IV

Covenants

Section 4.01.  Covenants of the Company.  (a) As promptly as practicable following the date of this Agreement, the Company, as the sole stockholder of New GulfMark, shall adopt this Agreement.

(b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Special Meeting. The Company shall solicit the adoption of this Agreement by its stockholders and, through its Board of Directors, recommend to its stockholders that they adopt this Agreement.

ARTICLE V

Conditions to Merger

Section 5.01.  Conditions to Merger.  The consummation of the Merger is subject to the satisfaction, or (to the extent permitted by law) waiver by the Company, of the following conditions prior to the Effective Time:

(a) Consents.  Any consents, approvals or authorizations that the Company deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained;

(b) Stockholder Approvals.  The holders of Company Common Stock shall have adopted this Agreement in accordance with the DGCL;

(c) Form S-4.  The registration statement on Form S-4 with respect to the Surviving Corporation Common Stock to be issued in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order by the United States Securities and Exchange Commission;

(d) Tax Opinion.  The Company shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to certain Federal income tax consequences of the Merger;

(e) Delaware Opinion.  The Company shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to the binding nature of the transfer restrictions contained in Article IX of the New GulfMark certificate of incorporation; and

(f) Listing.  Surviving Corporation Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the New York Stock Exchange.

ARTICLE VI

Amendment, Deferral and Termination

Section 6.01.  Amendment.  Subject to Section 251(d) of the DGCL, the parties hereto, by mutual consent of their respective Boards of Directors, may amend this Agreement at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company; provided, however, that no amendment shall be made after adoption of this Agreement by the stockholders of the Company, which amendment by law requires the further approval of such stockholders, without such further approval.

Section 6.02.  Deferral.  Consummation of the Merger may be deferred by the Board of Directors of the Company or any authorized officer of the Company following the Special Meeting if said Board of Directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.

Section 6.03.  Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the Board of Directors of the Company, if the Board of Directors determines that the consummation of the Merger would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

ARTICLE VII

Miscellaneous

Section 7.01.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 7.02.  Further Assurances.  From time to time on and after the Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Merger. The Company hereby authorizes and empowers New GulfMark, as the Surviving Corporation, to execute and deliver all such assignments, assurances and other instruments and to take all such further actions in the name of the Company following the Effective Time.

Section 7.03.  Counterparts.  This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

Section 7.04.  Description Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

GULFMARK OFFSHORE, INC.,

by	/s/ Quintin V. Kneen
Name:     Quintin V. Kneen

Title:	Executive Vice President and Chief Financial Officer

NEW GULFMARK OFFSHORE, INC.,

by	/s/ Quintin V. Kneen
Name:     Quintin V. Kneen

Title:	Vice President and Chief Financial
Officer

[signature page to Agreement and Plan of Reorganization]

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
NEW GULFMARK OFFSHORE, INC.

The undersigned, for purposes of incorporating a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE I

Name

The name of the corporation is New GulfMark Offshore, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capitalization

1. Authorized Shares.  The total number of shares of capital stock which the Corporation shall have authority to issue is 122,000,000 shares of capital stock consisting of: 2,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”); 60,000,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”); and 60,000,000 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”).

2. Preferred Stock.  (a) Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series (including, without limitation, the application, if any, of the Maritime Ownership Requirements (as defined in Article IX) to such series).

(b) Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this certificate of incorporation (including any certificate of designations setting forth a resolution of the Board of Directors regarding the powers, preferences and rights of a series of Preferred Stock, this “Certificate of Incorporation”), the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of outstanding capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, as amended, or any successor statute thereto.

3. Common Stock.  (a) Subject to the limitations of the provisions in this Certificate of Incorporation or applicable law, the Common Stock shall have all rights ordinarily associated with shares of common stock under the General Corporation Law of the State of Delaware, including but not limited to general voting rights, general rights to dividends and other distributions (upon liquidation or otherwise) and, except as otherwise provided in this Certificate of Incorporation, the rights of the Class A Common Stock and Class B Common Stock shall be identical. Except as set forth in Article IX, each record holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. Except as may be provided in this Certificate of Incorporation or by applicable law, the holders of shares of Common Stock shall have the exclusive right to vote in the election of directors and for all other purposes.

(b) Each share of Class A Common Stock shall be subject to the provisions of Article IX. Initially, the shares of Class B Common Stock may only be issued upon conversion of all outstanding and treasury shares of Class A Common Stock into shares of Class B Common Stock. Each outstanding and treasury share of Class A Common Stock will be automatically converted into one outstanding or treasury share of Class B Common Stock, as the case may be, in the event that the Board of Directors determines that either:

(i) the Maritime Ownership Requirements no longer apply to the Corporation or have been amended so that the provisions contained in Article IX are no longer necessary; or

(ii) the elimination of the provisions contained in Article IX is in the best interests of the Corporation and its stockholders.

Promptly following any such determination by the Board of Directors, the Corporation shall publicly announce the fact of such determination and the conversion of outstanding and treasury shares of Class A Common Stock into outstanding or treasury shares of Class B Common Stock, as the case may be.

(c) Upon conversion of outstanding and treasury shares of Class A Common Stock into outstanding or treasury shares of Class B Common Stock, as the case may be, such shares of Class A Common Stock shall be canceled, shall no longer be outstanding and shall not be reissued.

(d) The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of outstanding capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, as amended, or any successor statute thereto.

4. General.  The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law or Article IX.

ARTICLE V

Board of Directors

1. Number of Directors; Vacancies and Newly Created Directorships.  The number of directors constituting the Board of Directors shall be not fewer than three (3) and not more than fifteen (15). The number of directors initially shall be three (3). Subject to the previous sentence and to the special rights of the holders of any class or series of capital stock of the Corporation to elect directors, the precise number of directors shall be fixed in such manner as may be prescribed by the Bylaws of the Corporation.

2. Citizenship Requirements for Directors.  So long as shares of Class A Common Stock remain outstanding, not more than a minority of the directors comprising the minimum number of members of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Law (as defined in Article IX) in order for the Corporation to continue as a U.S. Maritime Company (as defined in Article IX)) shall be Non-U.S. Citizens (as defined in Article IX), such minority being equal to the greatest whole number that is less than half of the minimum number of directors necessary to constitute a quorum of the Board of Directors.

ARTICLE VI

Incorporator; Initial Board of Directors

1. The name and mailing address of the incorporator of the Corporation is Quintin V. Kneen, 10111 Richmond Avenue, Suite 340 Houston, Texas 77042.

2. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial Board of Directors shall be as follows:

Name	Address

Bruce A. Streeter	10111 Richmond Avenue, Suite 340 Houston, Texas 77042
John E. Leech	10111 Richmond Avenue, Suite 340 Houston, Texas 77042
Quintin V. Kneen	10111 Richmond Avenue, Suite 340 Houston, Texas 77042

ARTICLE VII

Limitation of Director Liability;
Indemnification and Advancement of Expenses

1. Limitation of Director Liability.  To the fullest extent that the General Corporation Law of the State of Delaware or any other applicable law, in each case, as it presently exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Section 1 of Article VII shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

2. Indemnification and Advancement of Expenses.  (a) The Corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent and in the manner permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (b) of this Section 2 of Article VII, the Corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. No amendment to, or modification or repeal of, this Section 2 of Article VII shall adversely affect any right or protection of an Indemnitee existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

(b) If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(c) Any right to indemnification or to advancement of expenses of any Indemnitee arising under this Section 2 of Article VII shall not be eliminated or impaired by an amendment to or repeal of this Certificate of Incorporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VIII

Meetings of Stockholders

1. Action by Written Consent.  Except as otherwise provided for or fixed in any certificate of designations relating to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, in accordance with the procedures set forth in the Bylaws of the Corporation.

2. Election of Directors Need Not Be by Written Ballot.  Election of directors need not be by written ballot.

ARTICLE IX

Maritime Ownership Requirements

1. Definitions.  For purposes of this Article IX, the following terms shall have the following meanings:

“Charitable Beneficiary” shall mean, with respect to a Trust, one or more Charitable Organizations designated by the Corporation from time to time by written notice to the Trustee of such Trust to be the beneficiaries of such Trust.

“Charitable Organization” shall mean any nonprofit organization that is a U.S. Citizen and qualifies under Section 501(c)(3) of the Code; provided that any contributions to such organization are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and the regulations promulgated thereunder, in each case as amended or supplemented from time to time.

“Deemed Original Issuance Price” shall have the meaning ascribed to such term in Section 7(c)(iv) of this Article IX.

“Disqualified Person” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Disqualified Recipient” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Entity” shall have the meaning ascribed to such term in the definition of “Person” in this Section 1 of Article IX.

“Excess Shares” shall have the meaning ascribed to such term in Section 5 of this Article IX.

“Excess Share Date” shall have the meaning ascribed to such term in Section 5 of this Article IX.

“Fair Market Value” of the Class A Common Stock as of any date shall mean the average of the closing sales prices of shares of Class A Common Stock on the New York Stock Exchange during the fifteen (15) trading days immediately prior to the such date, except that, if such shares are not traded on the New York Stock Exchange, then Fair Market Value shall mean the average of the closing sales prices of such shares as quoted on any other national securities exchange selected by the Corporation and on which such shares of Class A Common Stock are listed or, if not so listed, the mean between the representative bid and ask prices as quoted by a generally recognized reporting system on each of such fifteen (15) trading days and, if not so quoted, as may be determined in good faith by the Board of Directors.

“Maritime Ownership Requirements” shall mean the citizenship requirements of U.S. Maritime Law applicable to U.S. Maritime Companies to be eligible to operate a vessel in the coastwise trade or to obtain a coastwise endorsement.

“Maximum Permitted Percentage” shall mean Ownership of twenty-two percent (22%) of the total number of issued and outstanding shares of Class A Common Stock; provided that if the Maritime Ownership Requirements are amended to change the number or percentage of shares of Class A Common Stock that Non-U.S. Citizens may Own, the Maximum Permitted Percentage shall be deemed to be changed, without any action on the part of the Corporation or the stockholders, to a percentage that is three (3) percentage points less than the percentage that would cause the Corporation to violate the Maritime Ownership Requirements after such amendment and, promptly thereafter the Corporation shall publicly announce such change; provided further that to the extent the Corporation is subject to any United States Federal law that restricts the Ownership of shares of capital stock of the Corporation by Non-U.S. Citizens, then the Board of Directors may determine to impose such restrictions and other provisions that are substantially consistent with such applicable law on Ownership of the shares of capital stock of the Corporation (provided that such restrictions and other provisions, collectively, are no more restrictive than the restrictions and other provisions, collectively, in this Article IX then applicable), and promptly thereafter the Corporation shall publicly announce the fact of such determination and the changes.

“Non-U.S. Citizen” shall mean any Person that is not a U.S. Citizen.

A Person shall be deemed to be the “Owner” of, or to “Own” or to have “Ownership” of, shares of capital stock of the Corporation, if such Person holds, directly or indirectly, of record or beneficially owns (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended, or any successor statute thereto) shares of capital stock of the Corporation or has the ability to exercise or to control, directly or indirectly, any interest or rights thereof, including any voting power of the shares of capital stock of the Corporation, under any contract, understanding or other means; provided that a Person shall not be deemed to be the “Owner” of, or to “Own” or to have “Ownership” of, shares of capital stock of the Corporation if the Board of Directors determines, in good faith, that such Person is not an owner of such shares in accordance with and for purposes of Sections 50501 and 50502 of Title 46 of the United States Code, as amended, or any successor statute thereto.

“Person” shall mean any natural person or any partnership, corporation, limited liability company, organization, governmental subdivision or agency, business trust, estate, trust, joint venture or other entity (each, an “Entity”).

“Proposed Transfer” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Proposed Transfer Price” shall have the meaning ascribed to such term in Section 7(c)(ii) of this Article IX.

“Proposed Transferee” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Redemption Date” shall have the meaning ascribed to such term in Section 8(c)(iii) of this Article IX.

“Redemption Notes” shall mean interest-bearing promissory notes of the Corporation with a maturity of not more than ten (10) years from the date of issuance and bearing interest at a fixed rate equal to the yield on the United States Treasury Note having a maturity comparable to the term of such promissory notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the promissory notes.

“Redemption Notice” shall have the meaning ascribed to such term in Section 8(c)(iii) of this Article IX.

“Redemption Price” shall have the meaning ascribed to such term in Section 8(c)(i) of this Article IX.

“Restricted Person” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Status Change” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Status Change Price” shall have the meaning ascribed to such term in Section 7(c)(iii) of this Article IX.

“transfer” shall have the meaning ascribed to such term in Section 4(a) of this Article IX.

“Trust” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“Trustee” shall have the meaning ascribed to such term in Section 6(a) of this Article IX.

“U.S. Citizen” shall mean any Person that meets the definition of a citizen of the United States under U.S. Maritime Law applicable to a U.S. Maritime Company eligible to operate a vessel in the coastwise trade, including, without limitation, (1) any natural person who is a citizen of the United States pursuant to the terms and provisions of Section 104 of Title 46 of the United States Code, as amended, or any successor statute thereto; (2) any Entity deemed to be a citizen of the United States for the purpose of being eligible to operate a vessel in the coastwise trade pursuant to the terms and provisions of Sections 50501 and 50502 of Title 46 of the United States Code, as amended, or any successor statute thereto; provided that successors and assigns of any such Entities, which would otherwise be deemed to be U.S. Citizens under Section 50502 of Title 46 of the United States Code, as amended, or any successor statute thereto, must qualify as U.S. Citizens in their own right; and (3) any Person that qualifies as a citizen of the United States for the purpose of obtaining a coastwise endorsement pursuant to Subpart C of Part 67 of Title 46 of the Code of Federal Regulations, as amended (Citizenship Requirements for Vessel Documentation), or any successor statute thereto.

“U.S. Maritime Company” means any Person in the maritime business that (whether directly or indirectly) conducts any activity, takes any action, or receives any benefit described in the next sentence that would be adversely affected under any provision of U.S. Maritime Law by virtue of such Person’s status as a Non-U.S. Citizen or, if applicable, Ownership of such Person’s outstanding equity interests by a Non-U.S. Citizen. Such activities, actions or benefits include, without limitation: (1) owning, operating or documenting vessels in the United States coastwise trade, intercoastal trade or noncontiguous domestic trade; (2) owning or operating any vessel built with construction differential subsidies from the United States government (or any agency thereof); (3) being a party to a maritime security program agreement with the United States government (or any agency thereof) on account of ships owned, chartered or operated by it; (4) owning, chartering, subchartering or leasing any vessel where the costs of construction, renovation or reconstruction have been financed, in whole or in part, by obligations insured, guaranteed or assumed under Title XI of the Merchant Marine Act of 1936, as amended (46 U.S.C. Chapter 537 — Loans and Guarantees), or any successor statute thereto; (5) operating vessels under agreement with the United States government (or any agency thereof); or (6) maintaining a capital construction fund under the provisions of Section 607 of the Merchant Marine Act of 1936, as amended (46 U.S.C. Chapter 535 — Capital Construction Funds), or any successor statute thereto.

“U.S. Maritime Law” means Title 46 of the United States Code, and such other United States admiralty, maritime, shipping and vessel documentation laws, any predecessor statutes thereto (including, without limitation, the Shipping Act of 1916, the Merchant Marine Act of 1920 and the Merchant Marine Act of 1936) that remain in effect through grandfather provisions or otherwise, and any successor statutes thereto, together with the rules and regulations promulgated thereunder and the practices of the governmental agencies enforcing, administering and interpreting such laws, rules and regulations, all as the same may be amended, modified and in effect from time to time.

2. Maritime Laws.  (a) The provisions of this Article IX are intended to assure that the Corporation remains in continuous compliance with the Maritime Ownership Requirements. It is the policy of the Corporation that Non-U.S. Citizens, individually or in the aggregate, shall not Own any shares of Class A Common Stock in excess of the Maximum Permitted Percentage for so long as the Maritime Ownership Requirements apply to the Corporation. The Board of Directors is hereby authorized to effect any and all measures necessary or desirable (consistent with this Certificate of Incorporation and applicable law) to fulfill the purpose and implement the provisions of this Article IX.

(b) The Corporation shall have the power to determine, in the exercise of its good faith judgment, the citizenship of any Person for the purposes of this Article IX. In determining such citizenship, the Corporation may rely on the stock transfer records of the Corporation and any citizenship certifications and such other documentation required under Section 4(b) of this Article IX and such other written statements and affidavits and such other proof as the Corporation may deem reasonable to fulfill the purpose or implement the provisions of this Article IX. The determination of the Corporation at any time as to the citizenship of any Person for the purposes of this Article IX shall be conclusive.

3. Stock Certificates.  To fulfill the purpose and implement the provisions of this Article IX, the Corporation may take any of the following measures: (i) developing issuance, transfer, redemption, escrow and legend notice provisions and procedures regarding certificated and uncertificated shares of Class A Common Stock (including, without limitation, any such provisions or procedures provided for in clause (iii) of this

Section 3 of Article IX); (ii) establishing and maintaining a dual stock certificate system under which different forms of stock certificates representing outstanding shares of Class A Common Stock are issued to U.S. Citizens and Non-U.S. Citizens; and (iii) mandating that all Class A Common Stock certificates issued by the Corporation include the following or other appropriate legend reflecting the provisions of this Article IX or, in the case of uncertificated shares, sending to the record holder thereof a written notice containing the information set forth in the applicable legend within a reasonable time after the issuance or transfer thereof in accordance with Section 151(f) of the General Corporation Law of the State of Delaware, as amended, or any successor statute thereto:

PURSUANT TO THE TERMS AND PROVISIONS OF ARTICLE IX OF THE CORPORATION’S CERTIFICATE OF INCORPORATION, AS SUCH MAY BE AMENDED FROM TIME TO TIME, THE CITIZENSHIP STATUS OF THE HOLDER OF THIS CERTIFICATE IS SUBJECT TO VERIFICATION BY THE BOARD OF DIRECTORS OF THE CORPORATION, THE AMOUNT OF SHARES OF THE CORPORATION’S CLASS A COMMON STOCK THAT MAY BE OWNED (AS DEFINED IN THE CORPORATION’S CERTIFICATE OF INCORPORATION) BY ONE OR MORE NON-U.S. CITIZENS (AS DEFINED IN THE CORPORATION’S CERTIFICATE OF INCORPORATION) IS RESTRICTED, TRANSFERS OF SHARES OF THE CORPORATION’S CLASS A COMMON STOCK TO NON-U.S. CITIZENS ARE RESTRICTED, AND THE SHARES OF CLASS A COMMON STOCK REPRESENTED HEREBY OWNED BY NON-U.S. CITIZENS ARE SUBJECT TO MANDATORY SALE OR REDEMPTION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE CORPORATION’S CERTIFICATE OF INCORPORATION.

4. Restrictions on Transfers.  (a) Any purported transfer, including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of law (a “transfer”), of Ownership of any shares of Class A Common Stock (excluding, for the avoidance of doubt, the original issuance of such shares by the Corporation), the effect of which would be to cause one or more Non-U.S. Citizens in the aggregate to Own shares of Class A Common Stock in excess of the Maximum Permitted Percentage, shall be void and ineffective, and, to the extent that the Corporation knows of any such purported transfer, neither the Corporation nor its transfer agent (if any) shall register such purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent (if any) shall recognize the purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article IX. In no event shall any such registration or recognition make such purported transfer effective unless the Board of Directors shall have expressly and specifically authorized the same.

(b) A citizenship certification, and any other documentation as the Corporation or its transfer agent (if any) deems advisable to fulfill the purpose or implement the provisions of this Article IX, may be required by the Corporation or its transfer agent (if any) from all transferees of shares of Class A Common Stock and, if such transferee is acting as a fiduciary, agent or nominee for an Owner, with respect to such Owner, and registration of any transfer shall be denied upon refusal to furnish such certificate or other documentation.

5. Excess Shares.  If on any date (including, without limitation, any record date) (each, an “Excess Share Date”) the number of shares of Class A Common Stock Owned by Non-U.S. Citizens should exceed the Maximum Permitted Percentage, irrespective of the date on which such event becomes known to the Corporation (such shares of Class A Common Stock in excess of the Maximum Permitted Percentage, the “Excess Shares”), then the shares of Class A Common Stock that constitute Excess Shares for purposes of this Article IX shall be those shares that become Owned by Non-U.S. Citizens, starting with the most recent date of Ownership of such shares by a Non-U.S. Citizen and including, in reverse chronological order of Ownership, all other Ownership of such shares by Non-U.S. Citizens from and after the Ownership of such shares by a Non-U.S. Citizen that first caused such Maximum Permitted Percentage to be exceeded; provided that (i) the Corporation shall have the sole power to determine, in the exercise of its good faith judgment, the shares of Class A Common Stock that constitute Excess Shares in accordance with the provisions of this Article IX; (ii) the Corporation may, in its good faith discretion, rely on any reasonable documentation provided by Non-U.S. Citizens with respect to the date on which they came to Own Excess Shares; (iii) if more than one Non-U.S. Citizen comes to Own Excess Shares on the same date, then the order in which such Ownership shall be deemed to have occurred on such date shall be determined by lot or by such other method as the Corporation may, in its good faith discretion, deem appropriate; (iv) Excess Shares that result from a determination that an Owner has ceased to be a U.S. Citizen will be deemed to have been Owned, for purposes of this Article IX, as of the date that such Owner ceased to be a U.S. Citizen; and (v) the Corporation may adjust upward to the nearest whole share the number of shares of Class A Common Stock deemed to be Excess Shares. Any determination made by the Corporation pursuant to this Section 5 of Article IX as to which shares of Class A Common Stock constitute Excess Shares shall be conclusive and shall be deemed effective as of the applicable Excess Share Date for such shares.

6. Additional Remedies for Exceeding the Maximum Permitted Percentage.  (a) In the event that (i) Section 4(a) of this Article IX would not be effective for any reason to prevent the transfer (a “Proposed Transfer”) of Ownership of any Excess Shares to a Non-U.S. Citizen (a “Proposed Transferee”), (ii) a change in the status (a “Status Change”) of a U.S. Citizen to a Non-U.S. Citizen (a “Disqualified Person”) causes any shares of Class A Common Stock of which such U.S. Citizen is the Owner immediately prior to such change to constitute Excess Shares or (iii) the original issuance by the Corporation (a “Deemed Original Issuance”) of any shares of Class A Common Stock to a Non-U.S. Citizen (a “Disqualified Recipient” and, together with a Proposed Transferee and Disqualified Person, a “Restricted Person”) results in such shares constituting Excess Shares, then, effective as of immediately before the consummation of such Proposed Transfer (in the case of such Proposed Transferee), such Status Change (in the case of such Disqualified Person) or such Deemed Original Issuance (in the case of such Disqualified Recipient), as the case may be, such Excess Shares shall be automatically transferred to a trust (a “Trust”) for the exclusive benefit of a Charitable Beneficiary (designated by the Corporation from time to time by written notice to the Trustee of such Trust) and in respect of which a U.S. Citizen, unaffiliated with either the Corporation or any Owner of such Excess Shares, shall be appointed by the Corporation to serve as the trustee (a “Trustee”), and such Restricted Person shall neither acquire nor have any rights or interests in such Excess Shares transferred into such Trust. Subject to applicable law and compliance with the foregoing provisions of this Section 6 of Article IX, the Excess Shares of multiple Restricted Persons may, in the sole discretion of the Corporation, be transferred into, and maintained in, a single Trust.

(b) Notwithstanding the provisions of Section 6(a) of this Article IX, if the automatic transfer of any Excess Shares into a Trust pursuant to Section 6(a) of this Article IX would not be effective, for any reason whatsoever (whether in the determination of the Corporation or otherwise), to prevent the number of shares of Class A Common Stock that are Owned by Non-U.S. Citizens from exceeding the Maximum Permitted Percentage, then, in lieu of such automatic transfer into such Trust, such Excess Shares shall be subject to redemption by the Corporation pursuant to Section 8 of this Article IX.

7. Excess Shares Transferred into Trusts.

(a) Status of Excess Shares Held by a Trustee.  All Excess Shares held by a Trustee shall retain their status as issued and outstanding shares of the Corporation.

(b) Voting and Dividend Rights.  (i) The Trustee of a Trust shall have all voting rights and rights to dividends and any other distributions (upon liquidation or otherwise) with respect to all Excess Shares held in such Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary of such Trust.

(ii) A Restricted Person with respect to any Excess Shares transferred into a Trust shall (A) neither be entitled to, nor possess, any rights to vote, or any other rights attributable to, such Excess Shares, (B) not profit from the Ownership or holding of such Excess Shares and (C) have no rights to any dividends or any other distributions (upon liquidation or otherwise) with respect to such Excess Shares.

(iii) Subject to applicable law, effective as of the date that any Excess Shares shall have been transferred into a Trust, the Trustee of such Trust shall have the authority, at its sole discretion, (A) to rescind as void any vote cast by any Restricted Person with respect to such Excess Shares and to revoke any proxy given by any Restricted Person with respect to such Excess Shares, in either case if the automatic transfer of such Excess

Shares into such Trust occurred on or before the record date for such vote, and (B) to recast such vote and to resubmit a proxy in respect of the vote of such Excess Shares, in accordance with its own determination, acting for the benefit of the Charitable Beneficiary of such Trust; provided, however, that if the Corporation has already taken any corporate action in respect of which such vote was cast, or such proxy was given, by such Restricted Person, or if applicable law shall not permit the rescission of such vote or revocation of such proxy (or such vote to be recast or such proxy to be resubmitted), then the Trustee shall not have the authority to rescind such vote or to revoke such proxy (or to recast such vote or resubmit such proxy).

(iv) If any dividend or other distribution (upon liquidation or otherwise) with respect to any Excess Shares held in a Trust has been received by a Restricted Person with respect to such Excess Shares and the automatic transfer of such Excess Shares into such Trust occurred on or before the record date for such dividend or distribution, such dividend or distribution shall be paid by such Restricted Person to the Trustee of such Trust upon the demand of such Trustee. If (A) any dividend or other distribution (upon liquidation or otherwise) is authorized with respect to any Excess Shares held in a Trust, (B) the automatic transfer of such Excess Shares into such Trust occurred on or before the record date for such dividend or distribution and (C) such transfer has been discovered prior to the payment of such dividend or distribution, then such dividend or distribution shall be paid, when due, to the Trustee of such Trust. Any dividend or distribution so paid to the Trustee of such Trust shall be held in trust for distribution to the Charitable Beneficiary of such Trust in accordance with the provisions of this Section 7 of Article IX.

(v) Notwithstanding any of the provisions of this Article IX, the Corporation shall be entitled to rely, without limitation, on the stock transfer and other stockholder records of the Corporation (and its transfer agent) for the purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders and preparing lists of stockholders entitled to receive dividends or other distributions (upon liquidation or otherwise).

(c) Sale of Excess Shares by Trustee.  (i) The Trustee of a Trust, within twenty (20) days of its receipt of written notice from the Corporation (or its transfer agent) that Excess Shares have been transferred into such Trust, shall sell such Excess Shares to a U.S. Citizen (including, without limitation, the Corporation) designated by the Trustee; provided, however, that any such Trustee shall not be required to effect any such sale or sales within any specific time frame if, in the Corporation’s sole discretion, such sale or sales would disrupt the market for shares of Class A Common Stock or otherwise adversely affect the value of the shares of Class A Common Stock or the Corporation, itself. Upon any such sale of Excess Shares, the Trustee shall distribute the proceeds of such sale of such Excess Shares (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the Trust) to such Charitable Beneficiary, and to the one or more Restricted Persons with respect to such Excess Shares, as provided in the applicable provisions of this Section 7(c) of Article IX and Sections 7(d) and (e) of this Article IX.

(ii) In the event that (x) the Restricted Person with respect to any Excess Shares sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article IX was a Proposed Transferee at the time of the transfer of such Excess Shares into the Trust and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article IX, equal to the lesser of (A) the price paid by such Restricted Person for such Excess Shares or, if such Restricted Person did not give value for the Excess Shares in connection with the Proposed Transfer of such Excess Shares to such Restricted Person (e.g., in the case of a gift, devise or other similar transaction), the Fair Market Value of such Excess Shares on the date of such Proposed Transfer (the applicable price, the “Proposed Transfer Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Shares.

(iii) In the event that (x) the Restricted Person with respect to any Excess Shares sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article IX was a Disqualified Person at the time of the transfer of such Excess Shares into the Trust and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article IX, equal to the lesser of (A) the Fair Market Value of such Excess Shares on the date of the Status Change of such Restricted Person that resulted in the transfer of such Excess Shares into the Trust (the “Status Change Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Shares.

(iv) In the event that (x) the Restricted Person with respect to any Excess Shares sold by the Trustee of a Trust pursuant to Section 7(c)(i) of this Article IX was a Disqualified Recipient at the time of the transfer of such Excess Shares into the Trust and (y) such sale by the Trustee is made to a Person other than the Corporation, such Restricted Person shall receive an amount (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article IX, equal to the lesser of (A) the price paid by such Restricted Person for such Excess Shares or, if such Restricted Person did not give value for the Excess Shares in connection with the original issuance of such Excess Shares to such Restricted Person, the Fair Market Value of such Excess Shares on the date of such original issuance (the applicable price, the “Deemed Original Issuance Price”) and (B) the price received by the Trustee from the sale by the Trustee of such Excess Shares.

(v) In the event that, prior to the discovery by the Corporation (or its transfer agent) that any Excess Shares have been automatically transferred into a Trust pursuant to Section 6(a) of this Article IX, any such Excess Shares are sold by the Restricted Person, then (A) such Excess Shares shall be deemed to have been sold by such Restricted Person on behalf of the Trust and (B) to the extent that such Restricted Person received consideration for the sale of such Excess Shares that exceeds the amount that such Restricted Person would have been entitled to receive pursuant to this Section 7(c) of Article IX if such Excess Shares had been sold by the Trustee of such Trust on the date of the sale of such Excess Shares by such Restricted Person, such excess amount shall be paid to the Trustee, upon the demand of the Trustee, for distribution to the Charitable Beneficiary of such Trust.

(d) Corporation’s Right to Purchase Shares Transferred into a Trust.  The Trustee of a Trust shall be deemed to have offered all Excess Shares that have been transferred into such Trust for sale to the Corporation at a price for such Excess Shares equal to the lesser of (A) the Fair Market Value of such Excess Shares on the date that the Corporation accepts such offer and (B) the Proposed Transfer Price, Status Change Price or Deemed Original Issuance Price, as the case may be, of such Excess Shares. The Corporation shall have the right to accept such offer until the Trustee has sold (or been deemed to have sold) such Excess Shares pursuant to Section 7(c) of this Article IX. Upon any such sale of Excess Shares to the Corporation, the Restricted Person with respect to such Excess Shares shall receive the proceeds of such sale (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the Trust), subject to further downward adjustment pursuant to Section 7(e) of this Article IX.

(e) Additional Payment-Related Provisions.  (i) In the event of the sale of any Excess Shares by a Trustee of a Trust pursuant to Section 7(c) or (d) of this Article IX, such Trustee, in its sole discretion, may reduce the amount payable to the Restricted Person with respect to such Excess Shares pursuant to such Section by the sum of the amounts of the dividends and distributions described in Section 7(b)(iv) of this Article IX received by such Restricted Person with respect to such Excess Shares that the Restricted Person has not paid over to the Trustee.

(ii) In the event of the sale of any Excess Shares by a Trustee of a Trust pursuant to Section 7(c) or (d) of this Article IX, such Trustee shall promptly pay to the Charitable Beneficiary of the Trust, an amount equal to (A) the remaining proceeds of such sale, net of (1) broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of such Trust and (2) the amount paid by the Trustee to the Restricted Person with respect to such Excess Shares pursuant to this Section 7 of Article IX and (B) the amount of any dividends or other distributions (upon liquidation or otherwise) with respect to such Excess Shares held by the Trust, net of taxes and other costs and expenses of such Trust.

(f) Termination of Charitable Beneficiary’s Interest.  Upon the sale of any Excess Shares by a Trustee of a Trust pursuant to Section 7(c) or (d) of this Article IX and the payment of the related amount (if any) to the Charitable Beneficiary of the Trust pursuant to Section 7(e)(ii) of this Article IX, such Charitable Beneficiary’s interest in such Excess Shares shall terminate.

8. Redemption of Stock.  (a) If the automatic transfer of any Excess Shares into a Trust pursuant to Section 6(a) of this Article IX would not be effective, for any reason whatsoever (whether in the determination of the Corporation or otherwise), to prevent the Ownership by Non-U.S. Citizens of shares of Class A Common Stock from exceeding the Maximum Permitted Percentage, then, in lieu of such automatic transfer into such Trust, the Corporation, by action of the Board of Directors, in its sole discretion, shall have the power (but not the obligation) to redeem, unless such redemption is not permitted under the General Corporation Law of the State of Delaware or other provisions of applicable law, any such Excess Shares.

(b) Until such time as any Excess Shares subject to redemption by the Corporation pursuant to this Section 8 of Article IX are so redeemed by the Corporation at its option and beginning on the first Excess Share Date, (i) the Restricted Persons Owning such Excess Shares subject to redemption shall (so long as such Excess Shares exist) not be entitled to any voting rights with respect to such Excess Shares and (ii) the Corporation shall (so long as such Excess Shares exist) pay into an escrow account dividends and any other distributions (upon liquidation or otherwise) in respect of such Excess Shares. Full voting rights shall be restored to any shares of Class A Common Stock that were previously deemed to be Excess Shares, and any dividends or other distributions (upon liquidation or otherwise) with respect thereto that have been previously paid into an escrow account shall be due and paid solely to the holders of record of such shares, promptly after such time as, and to the extent that, the Board of Directors determines that such shares have ceased to be Excess Shares (including as a result of the sale of such shares to a U.S. Citizen prior to the issuance of a Redemption Notice pursuant to Section 8(c)(iii) of this Article IX); provided that such shares have not been already redeemed by the Corporation at its option pursuant to this Section 8 of Article IX.

(c) The terms and conditions of redemptions by the Corporation of Excess Shares under this Section 8 of Article IX shall be as follows:

(i) the redemption price (the “Redemption Price”) to be paid for any Excess Shares shall be an amount equal to (A) the lesser of (x) the Fair Market Value of such Excess Shares as of the Redemption Date and (y)(1) in the case of a Proposed Transfer, the Proposed Transfer Price of such Excess Shares, (2) in the case of a Status Change, the Status Change Price of such Excess Shares or (3) in the case of a Deemed Original Issuance, the Deemed Original Issuance Price of such Excess Shares, minus (B) any dividends and distributions which were received by such Restricted Person with respect to such Excess Shares prior to and including the Redemption Date instead of being paid into an escrow account in accordance with Section 8(b)(ii) of this Article IX;

(ii) the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Notes, as determined by the Board of Directors in its sole discretion;

(iii) written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates, if any, evidencing shares of Class A Common Stock that are to be surrendered for redemption shall be provided by first class mail, postage prepaid, mailed not less than ten (10) days prior to the Redemption Date to each Restricted Person, at such person’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such person) (the “Redemption Notice”);

(iv) the Redemption Date (for purposes of determining right, title and interest in and to shares of Class A Common Stock being selected for redemption) shall be the later of (A) the date specified in the Redemption Notice given to a Restricted Person (which date shall not be earlier than the date such notice is given) and (B) the date on which the funds or Redemption Notes necessary to effect the redemption have been irrevocably deposited in trust or set aside for the benefit of such Restricted Person;

(v) each Redemption Notice shall specify (A) the Redemption Date (as determined pursuant to Section 8(c)(iv) of this Article IX), (B) the number of Excess Shares to be redeemed from such Restricted Person (and, to the extent such Excess Shares are certificated, the certificate number(s) evidencing such Excess Shares), (C) the Redemption Price and the manner of payment thereof, (D) the place where or the Person to whom certificates (if such Excess Shares are certificated) for such shares are to be surrendered for cancelation against the simultaneous payment of the Redemption Price, (E) any instructions as to the endorsement or assignment for transfer of such certificates, if any, and the completion of the accompanying letter of transmittal and (F) the fact that all right, title and interest in respect of such Excess Shares so selected for redemption (including, without limitation, voting, dividend and distribution rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price, without interest;

(vi) from and after the Redemption Date, all right, title and interest in respect of the Excess Shares selected for redemption (including, without limitation, any voting rights or rights to receive dividends or other distributions (upon liquidation or otherwise)) shall cease and terminate, such Excess Shares shall no longer be deemed to be outstanding (and may either be cancelled or held by the Corporation as treasury stock) and the Restricted Person who Owns such Excess Shares shall thereafter be entitled only to receive the Redemption Price, without interest;

(vii) upon surrender of the certificates, if any, for the Excess Shares so redeemed in accordance with the requirements of the Redemption Notice and accompanying letter of transmittal (and otherwise in proper form as specified in the Redemption Notice), the Restricted Person who Owned such Excess Shares shall be entitled to payment of the Redemption Price. In the event that fewer than all the Excess Shares represented by such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares of Class A Common Stock not redeemed without cost to the Restricted Person who Owned such shares;

(viii) on the Redemption Date, to the extent that dividends or other distributions (upon liquidation or otherwise) with respect to the Excess Shares subject to redemption were paid into an escrow account in accordance with Section 8(b) of this Article IX, then the escrow agent for such escrow account shall promptly pay to a Charitable Organization designated by the Corporation, an amount equal to the amount of such dividends or other distributions, net of any taxes and other costs and expenses of such escrow agent; and

(ix) such other terms and conditions as the Board of Directors may determine.

9. Severability.  Each provision of this Article IX is intended to be severable from every other provision of this Article IX. If any one or more of the provisions contained in this Article IX is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article IX shall not be affected, and this Article IX shall be construed as if the provision held to be invalid, illegal or unenforceable had never been contained therein.

10. NYSE Transactions.  Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system for so long as shares of Class A Common Stock are listed on the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system if the listing conditions of such securities exchange or automated inter-dealer quotation system applicable to shares of Class A Common Stock prohibit such preclusion. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

ARTICLE X

Amendments to the
Certificate of Incorporation and Bylaws

1. Amendments to the Certificate of Incorporation.  The Corporation reserves the right to amend or repeal any provisions of this Certificate of Incorporation in the manner now and hereafter prescribed by this Certificate of Incorporation or applicable law.

2. Adoption, Amendment and Repeal of the Bylaws.  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on this the 13th day of October, 2009.

/s/  Quintin V. Kneen
Quintin V. Kneen
Incorporator

APPENDIX C

BYLAWS
OF
NEW GULFMARK OFFSHORE, INC.
(the “Corporation”)

ARTICLE I

Meetings of Stockholders

Section 1.1.  Annual Meetings.  If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the board of directors of the Corporation (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2.  Special Meetings.  Except as otherwise provided by the certificate of incorporation of the Corporation (including any certificate of designations setting forth a resolution of the Board of Directors regarding the powers, preferences and rights of a series of preferred stock of the Corporation, the “Certificate of Incorporation”) or applicable law, special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of the directors and such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 1.3.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4.  Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 1.5.  Quorum.  Except as otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.  Voting; Proxies.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect the directors. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8.  Fixing Date for Determination of Stockholders of Record.  (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9.  List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network (provided that the information required to gain access to such list is provided with the notice of meeting) or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10.  Action by Written Consent of Stockholders.  (a) Unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery in a manner permitted by applicable law.

(b) In order that the Corporation may determine the stockholders entitled to take corporate action by written consent without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date for such purpose. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such request is received by the Secretary, adopt a resolution fixing such record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery in a manner permitted by applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to take corporate action by written consent without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required hereby to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery in a manner permitted by applicable law.

(d) A facsimile, electronic mail message, telegram, cablegram or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery in a manner permitted by applicable law. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary to the extent and in the manner provided by resolution of the Board of Directors.

(e) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(f) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the Secretary shall provide for the safekeeping of such consents and revocations. The Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall promptly designate two persons, who may be employees of the Corporation, but who shall not be members of the Board of Directors or officers of the Corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, under this Section 1.10.

(g) No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as designated by the Board of Directors or inspectors as appointed in accordance with Section 1.10(f), as applicable, completes their review, determines that the consents delivered to the Corporation in accordance with this Section 1.10 represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and certifies such determination to the Board of Directors for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

(h) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided herein.

(i) Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law.

Section 1.11.  Inspectors of Election.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12.  Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13.  Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.  (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if no annual meeting was held in the preceding year or in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement (as defined in this Section 1.13) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) (i) A stockholder’s notice to the Secretary for the conduct of business (other than nominations of persons for election to the Board of Directors) shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal (including the complete text of any resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(B) any interest of the stockholder or any Stockholder Associated Person (as defined in this Section 1.13) in such business.

(ii) As to the stockholder giving such notice and, where noted below, each Stockholder Associated Person, the stockholder’s notice shall set forth and include the following:

(A) the name and address, as they appear on the record books of the Corporation, of the stockholder proposing such business and the name and address of any Stockholder Associated Person;

(B) (1) a description of each agreement, arrangement or understanding (whether written or oral) with any Stockholder Associated Person, (2) the class or series and number of equity and other securities of the Corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”)) by such stockholder and by any Stockholder Associated Person and documentary evidence of such record or beneficial ownership and (3) a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly owned of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (B)(3) being a “Derivative Interest”);

(C) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, any business proposed by the stockholder or (4) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (C) being a “Voting Agreement”);

(D) details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or security of the Corporation (including without limitation any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Interests)(collectively, “Other Interests”);

(E) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including without limitation master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;

(F) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(G) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(H) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(I) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from stockholders in support of such proposal.

(4) A stockholder’s written notice to the Secretary for nominations of directors shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto) (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three (3) years, and any other material relationships, between or among such stockholder or Stockholder Associated Person, if any, on the one hand, and such proposed nominee or his or her respective affiliates and associates (each as defined under Regulation 12B of the Exchange Act (or any successor provision thereto)), or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision thereto) if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(C) a completed and signed Director Questionnaire (as defined in Section 2.1(b)); and

(D) a completed and signed Director Representation and Agreement (as defined in Section 2.1(b)); and

(ii) as to the stockholder giving notice and, where referred to in Sections 1.13(a)(3)(ii)(A)-(G) or noted below, each Stockholder Associated Person, the written notice of the stockholder shall set forth the following:

(A) the information that would have been required by Sections 1.13(a)(3)(ii)(A)-(G) if Section 1.13(a)(3)(ii) were applicable to nominations of persons for election to the Board of Directors and the references therein to “proposing such business”, “business proposed” and “such proposal” were to “proposing such nomination”, “nominees for election to the Board of Directors proposed” and “such nomination”, respectively;

(B) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(C) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(D) a representation as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee or (2) to otherwise solicit proxies or votes from stockholders in support of such nomination.

(5) For purposes of this Section 1.13, the following terms have the following meanings:

(i) “Stockholder Associated Person” of any stockholder means (A) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) each other person with whom any of the persons described in the foregoing clauses (A) and (B) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(ii) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto).

(b) Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (i) the stockholder’s notice required by this Section 1.13(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation, and (ii) such stockholder’s notice contains the information that would have been required by Section 1.13(a)(4) if Section 1.13(a)(4) were applicable to nominations of persons for election to the Board of Directors made in connection with a special meeting of the stockholders. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law and in furtherance of Section 1.12, the person presiding over the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 1.13(a)(3)(ii)(I) and Section 1.13(a)(4)(ii)(D), as the case may be) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) Notwithstanding the foregoing provisions of this Section 1.13, (i) a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.13 and (ii) nothing in this Section 1.13 shall be deemed to affect any rights (A) of any stockholder to request inclusion of proposals for business (other than nominations of persons for election to the Board of Directors) in the Corporation’s proxy statement if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of stockholders in compliance with the Exchange Act and, in the event such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, such stockholder shall be deemed to have satisfied the notice requirements of this Section 1.13 with respect to such proposal or (B) of any holder of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II

Board of Directors

Section 2.1.  Number; Qualifications; Citizenship Requirements.  (a) The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members. Subject to the previous sentence and to the special rights of the holders of any class or series of capital stock of the Corporation to elect directors, the precise number of directors shall be determined from time to time by resolution of the Board of Directors.

(b) Each director and person nominated for election to the Board of Directors must deliver to the Secretary at the principal office of the Corporation: (i) a written questionnaire, in the form provided by the Secretary upon written request (a “Director Questionnaire”), with respect to the background (including such person’s citizenship for purposes of U.S. Maritime Law (as defined in the Certificate of Incorporation) so long as shares of Class A Common Stock (as defined in the Certificate of Incorporation) are outstanding) and qualifications of such person and of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement, in the form provided by the Secretary upon written request (a “Director Representation and Agreement”), that such person: (A) is not, if serving as a director of the Corporation, and will not, while serving as a director of the Corporation, become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (1) as to how such person will act or vote on any issue or question to be considered by the Board of Directors that has not been disclosed therein or (2) that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director of the Corporation under applicable law, while serving as such, that has not been disclosed therein; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein; and (C) is, if serving as a director of the Corporation, or if elected as a director of the Corporation, and will be, while serving as such, in compliance with all applicable corporate governance (including any applicable U.S. Maritime Law citizenship requirements), conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Corporation and any other policies applicable to directors.

(c) (1) So long as shares of Class A Common Stock remain outstanding, not more than a minority of the directors comprising the minimum number of members of the Board of Directors necessary to constitute a quorum of the Board of Directors (or such other portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Law in order for the Corporation to continue as a U.S. Maritime Company (as defined in the Certificate of Incorporation)) shall be Non-U.S. Citizens (as defined in the Certificate of Incorporation), such minority being equal to the greatest whole number that is less than half of the minimum number of directors necessary to constitute a quorum of the Board of Directors; and (2) so long as shares of Class A Common Stock remain outstanding, not more than a minority of the directors comprising the minimum number of members of any committee of the Board of Directors necessary to constitute a quorum of any such committee (or such other portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Law in order for the Corporation to continue as a U.S. Maritime Company) shall be Non-U.S. Citizens, such minority being equal to the greatest whole number that is less than half of the minimum number of directors necessary to constitute a quorum of such committee.

Section 2.2.  Election; Resignation; Vacancies.  The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation and each such director shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. Unless otherwise provided by the Certificate of Incorporation or applicable law, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of the stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 2.3.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4.  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary or any three (3) members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5.  Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 2.6.  Quorum; Vote Required for Action.  At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer, or in the absence of both the Chairman of the Board of Directors and the Chief Executive Officer, a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.  Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1.  Committees.  Subject to Section 2.1(c)(2) of these Bylaws, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2.  Committee Rules.  Unless the Board of Directors otherwise provides, (i) a majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be an act of the committee and (ii) each committee designated by the Board of Directors may make, alter and repeal such other rules for the conduct of its business.

ARTICLE IV

Officers

Section 4.1.  Officers.  (a) The officers of the Corporation shall consist of the Chairman of the Board (if the Board of Directors has designated that the Chairman of the Board is an officer of the Corporation) and a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such qualifications, authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.

(b) So long as shares of Class A Common Stock remain outstanding, the Chairman of the Board of Directors and the chief executive officer of the Corporation, by whatever title, shall be U.S. Citizens (as defined in the Certificate of Incorporation).

Section 4.2.  Removal, Resignation and Vacancies.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.3.  Chairman of the Board of Directors.  Subject to any applicable qualifications set forth in Section 4.1(b) of these Bylaws, the Chairman of the Board of Directors shall be a member of the Board of Directors and shall be elected by the Board of Directors. The Board of Directors may designate that the Chairman of the Board is or is not an officer of the Corporation. If the Board of Directors designates that the Chairman of the Board is not an officer of the Corporation, then the Chairman of the Board shall not be an employee of the Corporation. The Chairman of the Board of Directors shall, if present, preside at meetings of the stockholders and of the Board of Directors and have such other powers and duties as designated in these Bylaws.

Section 4.4.  Chief Executive Officer.  Subject to any applicable qualifications set forth in Section 4.1(b) of these Bylaws, the Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 4.5.  President.  The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.6.  Chief Financial Officer.  The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.7.  Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.8.  Treasurer.  The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.9.  Controller.  The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

Section 4.10.  Secretary.  The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by applicable law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.11.  Additional Matters.  The Chairman of the Board, if the Board of Directors has designated that the Chairman of the Board is an officer of the Corporation, and the Chief Executive Officer, in any case, shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE V

Capital Stock

Section 5.1.  Certificates.  The shares of capital stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1.  Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2.  Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.  Claims.  If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4.  Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.  Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6.  Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7.  Other Indemnification and Advancement of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1.  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, except as otherwise determined by resolution of the Board of Directors.

Section 7.2.  Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3.  Manner of Notice.  Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders under any provision of applicable law and except as prohibited by the Certificate of Incorporation, these Bylaws or applicable law, any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telephone or other means of electronic transmission.

Section 7.4.  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

Section 7.5.  Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6.  Amendment of Bylaws.  These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders.

APPENDIX D

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
GULFMARK OFFSHORE, INC.

The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation of GulfMark Offshore, Inc., a Delaware corporation (the “Corporation”), as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 4, 1996, as amended by the Certificate of Amendment of the Corporation, as filed with the Secretary of State on March 13, 1997, the Certificate of Ownership and Merger of the Corporation, as filed with the Secretary of State on December 14, 1998, and the Certificate of Amendment of the Corporation, as filed with the Secretary of State on May 24, 2002, shall be amended and restated in its entirety to read as follows:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 62,000,000, consisting of 2,000,000 shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”), and 60,000,000 shares of Common Stock, of the par value of $0.01 per share (hereinafter called “Common Stock”).”

D-1

Part II. Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

General

New GulfMark’s certificate of incorporation and bylaws generally provide that it will indemnify its directors and officers to the full extent permitted by applicable law.

Indemnification and Insurance

Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.

New GulfMark’s certificate of incorporation and bylaws provide that New GulfMark will indemnify and advance expenses to, and hold harmless, each of its directors and officers to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of New GulfMark or, while a director or officer of New GulfMark, is or was serving at the request of New GulfMark as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in its certificate of incorporation and bylaws, New GulfMark will be required under its certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the New GulfMark Board of Directors.

In addition, it is expected that following the Reorganization, New GulfMark will enter into indemnification agreements (collectively, the “Indemnification Agreements”) with each of its directors and certain officers (each, an “Contractual Indemnitee”). Each Indemnification Agreement will provide that New GulfMark will indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with New GulfMark, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in the right of New GulfMark, against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of New GulfMark, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. Each Indemnification Agreement will further provide that New GulfMark will indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with New GulfMark, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in the right of New GulfMark to procure a judgment in its favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of New GulfMark. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in the right of New GulfMark will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to New GulfMark or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by New GulfMark if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses.

Each Indemnification Agreement will also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the Indemnification Agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by New GulfMark against such expenses. The Contractual Indemnitee will further be required to return any such advance to New GulfMark which remains unspent at the conclusion of the action or proceeding to which the advance related.

In addition, each Indemnification Agreement will provide that New GulfMark will use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which New GulfMark is obligated to indemnify a Contractual Indemnitee under his or her Indemnification Agreement, one or more insurance policies providing the directors and officers of New GulfMark coverage for losses from wrongful acts and omissions and to ensure New GulfMark’s performance of its indemnification obligations under each Indemnification Agreement.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this registration statement and incorporated herein by reference.

Elimination of Liability in Certain Circumstances

New GulfMark’s certificate of incorporation limits the liability of its directors for monetary damages for breach of fiduciary duty as director to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as it exists on the date of the certificate of incorporation or as such law may be amended. These provisions do not eliminate the directors’ duty of care. Under these provisions, neither New GulfMark nor its stockholders may assert a claim for money damages against a director for certain breaches of fiduciary duty, including claims in connection with possible takeover proposals. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. The provisions of the General Corporation Law of the State of Delaware do not affect the directors’ responsibilities under any other laws, such as the U.S. Federal securities laws and state and U.S. Federal environmental laws. Those provisions apply to New GulfMark’s officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

Under Delaware law, directors of New GulfMark will remain liable for the following:

•	any breach of the director’s duty of loyalty to New GulfMark or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules.

(c) Exhibits

Exhibit
No		Description

2.1		Agreement and Plan of Reorganization dated October 14, 2009 by and between GulfMark Offshore, Inc. and New GulfMark Offshore, Inc. (included as Appendix A to this Registration Statement)
3.1		Certificate of Incorporation of New GulfMark Offshore, Inc. (included as Appendix B to this Registration Statement)
3.2		Bylaws of New GulfMark Offshore, Inc. (included as Appendix C to this Registration Statement)
4.1		See Exhibits 3.1 and 3.2 for provisions of the New GulfMark Offshore, Inc. Certificate of Incorporation and New GulfMark Offshore, Inc. Bylaws defining the rights of the holders of shares of common stock of New GulfMark Offshore, Inc.
4.2		Specimen certificate for New GulfMark Offshore, Inc. Class A common stock, par value $0.01 per share
4.3		Specimen certificate for New GulfMark Offshore, Inc. Class B common stock, par value $0.01 per share
5.1		Opinion of Richards, Layton & Finger, P.A., as to the legality of the shares
8.1		Opinion of Cravath, Swaine & Moore LLP, as to certain tax matters
10.1		Form of Indemnification Agreement
23.1		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.2		Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1)
23.3		Consent of Richards, Layton & Finger, P.A., as to binding nature of Maritime Restrictions (included in Exhibit 99.2)
23	.4*	Consent of UHY LLP
24	.1*	Power of Attorney of Bruce A. Streeter
24	.2*	Power of Attorney of Quintin V. Kneen
24	.3*	Power of Attorney of Sam R. Rubio
24	.4*	Power of Attorney of John E. (Gene) Leech
99.1		Form of Proxy for GulfMark Offshore, Inc.
99.2		Opinion of Richards, Layton & Finger, P.A., as to binding nature of Maritime Restrictions

*	Previously filed.

(d) Financial Statement Schedules

Not Applicable

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of an annual report by New GulfMark Offshore, Inc. or GulfMark Offshore, Inc. pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an annual report of an employee benefit plan pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2009.

NEW GULFMARK OFFSHORE, INC.,

by	/s/ Quintin V. Kneen
Name: Quintin V. Kneen
Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bruce A. Streeter	Chairman of the Board, Chief Executive Officer and President	December 2, 2009

/s/ Quintin V. Kneen Quintin V. Kneen	Director, Vice President, Chief Financial Officer and Secretary	December 2, 2009

* Sam R. Rubio	Vice President, Treasurer and Controller	December 2, 2009

* John E. (Gene) Leech	Director	December 2, 2009

by	/s/ Quintin V. Kneen
Name:     Quintin V. Kneen
Attorney-in-Fact for the above officers and directors marked by an asterisk

Exhibit Index

The following exhibits are filed as part of this Registration Statement (unless otherwise indicated):

Exhibit
No		Description

2.1		Agreement and Plan of Reorganization dated October 14, 2009 by and between GulfMark Offshore, Inc. and New GulfMark Offshore, Inc. (included as Appendix A to this Registration Statement)
3.1		Certificate of Incorporation of New GulfMark Offshore, Inc. (included as Appendix B to this Registration Statement)
3.2		Bylaws of New GulfMark Offshore, Inc. (included as Appendix C to this Registration Statement)
4.1		See Exhibits 3.1 and 3.2 for provisions of the New GulfMark Offshore, Inc. Certificate of Incorporation and New GulfMark Offshore, Inc. Bylaws defining the rights of the holders of shares of common stock of New GulfMark Offshore, Inc.
4.2		Specimen certificate for New GulfMark Offshore, Inc. Class A common stock, par value $0.01 per share
4.3		Specimen certificate for New GulfMark Offshore, Inc. Class B common stock, par value $0.01 per share
5.1		Opinion of Richards, Layton & Finger, P.A., as to the legality of the shares
8.1		Opinion of Cravath, Swaine & Moore LLP, as to certain tax matters
10.1		Form of Indemnification Agreement
23.1		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
23.2		Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1)
23.3		Consent of Richards, Layton & Finger, P.A., as to binding nature of Maritime Restrictions (included in Exhibit 99.2)
23	.4*	Consent of UHY LLP
24	.1*	Power of Attorney of Bruce A. Streeter
24	.2*	Power of Attorney of Quintin V. Kneen
24	.3*	Power of Attorney of Sam R. Rubio
24	.4*	Power of Attorney of John E. (Gene) Leech
99.1		Form of Proxy for GulfMark Offshore, Inc.
99.2		Opinion of Richards, Layton & Finger, P.A., as to binding nature of Maritime Restrictions

*	Previously filed.